Exhibit 4.2

        [Allens Arthur Robinson Logo]

Deed of Variation of Master Trust
Deed

Permanent Custodians Limited
Australian Securitisation Management Pty Limited
Australian Mortgage Securities Ltd

ARMS II Global Funds

The Chifley Tower
2 Chifley Square
Sydney NSW 2000
Tel 61 2 9230 4000
Fax 61 2 9230 5333
www.aar.com.au

® Copyright Allens Arthur Robinson 2003

Deed of Variation of Master Trust Deed

[Allens Arthur Robinson Logo]

Table of Contents

1.	Definitions and Interpretation		1
	1.1	Incorporation of Definitions	1
	1.2	Incorporation of Clauses 1.2 and 1.3 of Master Trust Deed	1
2.	Variation and Agreement		1
3.	Governing Law		2
	3.1	Governing Law	2
	3.2	Jurisdiction	2
4.	Counterparts		2
	Schedule		5

i

Date	23 April 2003
Parties
1.	Permanent Custodians Limited (ACN 001 426 384) of 35 Clarence Street, Sydney, NSW 2000 (PCL);
2.	Australian Securitisation Management Pty Limited (ACN 103 852 428) of Level 6, 12 Castlereagh Street, Sydney, NSW 2000 (ASM); and
3.	Australian Mortgage Securities Ltd (ABN 89 003 072 446) of Level 6, 12 Castlereagh Street, Sydney, NSW 2000 (AMS).
Recitals
A	This Deed is supplemental to the Master Trust Deed (Master Trust Deed) for the ARMS II Funds dated 7 March 1995 made between PCL and AMS (as amended).
B
Clause 27.1(d) of the Master Trust Deed provides that the Trustee and the Trust Manager may by way of supplemental deed vary or amend the Master Trust Deed in respect of one or more Funds so long as such variation or amendment is to apply only in respect of a Fund not yet constituted.
C	The parties are entering into this Deed to:
(a)
amend the Master Trust Deed in respect of each Fund to be constituted on or after the date of this Deed which is designated a Global Fund in the Fund Creation Notice relating to that Fund (a Global Fund); and
(b) appoint ASM as Trust Manager of each Global Fund.
D	AMS has given a copy of this Deed to each Designated Rating Agency in accordance with clause 27.4 of the Master Trust Deed.

It is agreed as follows.

1.    Definitions and Interpretation

1.1    Incorporation of Definitions

  Unless the context otherwise requires or unless otherwise defined in this Deed, words and expressions which are defined in the Master Trust Deed (whether specifically or by incorporation by reference) have the same meanings where used in this Deed.

1.2    Incorporation of Clauses 1.2 and 1.3 of Master Trust Deed

  Clauses 1.2 and 1.3 of the Master Trust Deed are incorporated into this Deed as if set out in full in this Deed.

2.    Variation and Appointment

  On and from the date of this Deed:

  (a)
  pursuant to clause 27.1(d) of the Master Trust Deed, the Master Trust Deed is amended and restated as set out in the Schedule;

1

  (b)
  AMS:

  (i)
  resigns as Trust Manager of each Global Fund;

  (ii)
  appoints ASM as Trust Manager of each Global Fund; and

  (c)
  ASM accepts its appointment as Trust Manager of each Global Fund on the terms of the Master Trust Deed as amended and restated as set out in the Schedule.

3.    Governing Law

3.1.    Governing Law

  This Deed is governed by and shall be construed in accordance with the laws of New South Wales.

3.2    Jurisdiction

  The parties irrevocably and unconditionally submit to the non exclusive jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of those courts and the parties waive any right to object to any proceedings being brought in those courts because the venue is inconvenient, the courts lack jurisdiction or any other reason.

4.    Counterparts

  This Deed may be executed in any number of counterparts and by different parties on different counterparts each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

2

Executed as a deed in Sydney.

Each attorney executing this Deed states that he or she has no notice of revocation or suspension of his or her power of attorney.

Trustee

Signed Sealed and Delivered for
Permanent Custodians Limited by its
attorney under power of attorney in the
presence of:

/s/ JOHN MEYER Witness Signature	/s/ EVAN EZRA /s/ LAWRIE BRUNELLO Attorney Signature
JOHN MEYER Print Name	EVAN EZRA LAWRIE BRUNELLO Print Name

AMS

Signed Sealed and Delivered for
Australian Mortgage Securities Ltd by its
attorney under power of attorney in the
presence of:

/s/ JENNIFER WU Witness Signature	/s/ JEFFREY RUBEL Attorney Signature
JENNIFER WU Print Name	Jeffrey Rubel Print Name

3

ASM

Signed Sealed and Delivered for
Australian Securitisation Management Pty
Limited by its attorney under power of
attorney in the presence of:

/s/ JENNIFER WU Witness Signature	/s/ JEFFREY RUBEL Attorney Signature
JENNIFER WU Print Name	Jeffrey Rubel Print Name

4

Deed of Variation of Master Trust Deed

[ALLENS ARTHUR ROBINSON LOGO]

Schedule

        Amended and Restated
Master Trust Deed

Permanent Custodians Limited

Australian Securitisation Management Pty Limited

Australian Mortgage Securities Ltd

ARMS II Global Funds

The Chifley Tower
2 Chifley Square
Sydney NSW 2000
Tel 61 2 9230 4000
Fax 61 2 9230 5333
www.aar.com.au

® Copyright Allens Arthur Robinson 2003

5

Table of Contents

1.	Definitions and interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	10
	1.3	Incorporated Definitions	11
2.	The ARMS II Funds		11
	2.1	Appointment of Trustee	11
	2.2	Separate and Distinct Funds	11
3.	The Funds		11
	3.1	Beneficial Interest in Funds	11
	3.2	Fund Creation Notice	12
	3.3	Creation of Additional Funds	12
	3.4	Name of Funds	12
	3.5	Duration of Funds	12
4.	Limits on rights of Bondholders and Beneficiaries		12
	4.1	General Limits	12
	4.2	Further Limits on Interests of Beneficiaries	13
	4.3	Ranking of Interest of Beneficiaries	13
	4.4	Resolution of Conflicts	13
	4.5	No Liability of Bondholders or Beneficiaries	13
5.	Bonds		14
	5.1	Nature of Bonds	14
	5.2	Trustee's Covenant to Bondholders	14
	5.3	Minimum Face Value of Bonds	14
	5.4	Bonds Not Invalid if Issued in Breach	14
6.	Procedure for issue of Bonds		14
	6.1	Form of Issue Notice	14
	6.2	Notice to Warehouse Beneficiary	16
	6.3	Supplementary Bond Terms	16
	6.4	Amendment	16
	6.5	Acceptance of Issue Notice	16
	6.6	Non-Complying Issue Notice	16
	6.7	Issue of Bonds and Transfer of Benefit of Mortgages	16
	6.8	Acquisition of Portfolio	17
	6.9	Amount of Bonds Created for an Issuing Fund	17
	6.10	Action following Issue	18
	6.11	No Liability for Insufficient Moneys	18
	6.12	Recording of Transfer and Further Assurance	18
	6.13	Subsequent Adjustment	18
	6.14	No Limit on Bonds	19
	6.15	Compliance with Laws	19
7.	Transfers of bonds		19
8.	Registration confirmations		19
9.	Warehouse funding		19
	9.1	Transfer of Warehouse Assets to Another Fund	19
	9.2	Warehouse Trigger Event	20
	9.3	Parties to Give Effect to Transfer	20
	9.4	Rights Additional to Issue of Bonds	20
10.	Appointment of Trust Manager		20
	10.1	Appointment	20

i

	10.2	Powers of Management	20
	10.3	Trust Manager to Enforce Against Master Servicer	20
	10.4	Trust Manager Not Liable for Master Servicer	20
	10.5	No Enquiry	21
11.	Investment of the fund		21
	11.1	Authorised Investments	21
	11.2	Trust Manager to Make Proposals	21
	11.3	Trustee to Comply with Proposals	21
	11.4	Authorised Investments for Rated Funds	22
	11.5	Limitation on Maturity of Investments	22
	11.6	Rights Attaching to Assets	22
	11.7	Trustee's Dealing with Assets	22
	11.8	Swaps and Enhancements	22
	11.9	Swaps and Enhancements for Rated Funds	22
	11.10	Limitation of Trustee's Personal Liability	23
	11.11	Moneys Payable to Trustee	23
	11.12	Segregation of Assets of a Fund	23
	11.13	Assets of Funds	23
	11.14	Liabilities of a Fund	23
	11.15	Origination and Management of Mortgages	23
	11.16	Trust Manager will act as Master Servicer	24
	11.17	Trust Manager's Power to Delegate	24
	11.18	Trust Manager	24
	11.19	Professional Advisers	24
12.	Additional obligations of Trust Manager and AMS		25
	12.1	General	25
	12.2	Additional Obligations	25
	12.3	Trust Manager Cannot Bind Trustee Unless Authorised	26
	12.4	Threshold Rate Obligation of AMS	26
13.	Retirement of Trust Manager		26
	13.1	Removal	26
	13.2	Voluntary Retirement	26
	13.3	No Resignation by Trust Manager Unless Successor Appointed	27
	13.4	Trustee Appoints Replacement Trust Manager	27
	13.5	Terms of Appointment of Incoming Manager	27
	13.6	Effect of Termination of Outgoing Manager	27
	13.7	Delivery of Documents	27
	13.8	Notice to Security Trustee of Incoming Manager	27
14.	Trustee's powers		28
	14.1	General Power	28
	14.2	Specific Powers	28
	14.3	Delegation to Related Bodies Corporate	28
	14.4	Trustee's Power to Delegate; Appoint Attorneys and Agents	29
	14.5	Trustee Liable for Delegates	29
	14.6	Delegable and Non-Delegable Duties of Trustee	29
	14.7	Trustee Not Liable for Third Parties	30
15.	Trustee's covenants		30
	15.1	General	30
	15.2	To Act Continuously as Trustee	30
	15.3	To Act Honestly, Diligently and Prudently	30
	15.4	No Dispositions of Assets	30

	15.5	Forward Notices etc. to Trust Manager and Bond Trustee	30
	15.6	Trustee will implement Trust Manager's Directions	30
	15.7	Custodian	31
	15.8	Perform Transaction Documents	31
16.	Trustee's fees and expenses		31
	16.1	Trustee's Fee	31
	16.2	Manager's Fee	31
17.	Retirement of Trustee		31
	17.1	Mandatory Retirement	31
	17.2	Trust Manager may Remove Trustee	31
	17.3	Trust Manager Appoints Replacement	32
	17.4	Voluntary Retirement	32
	17.5	Funds to be Vested in New Trustee	32
	17.6	Release of Outgoing Trustee	32
	17.7	Incoming Trustee to Execute Deed	32
	17.8	Trust Manager and Outgoing Trustee to Settle Amounts Payable	32
	17.9	Outgoing Trustee to Retain Lien	33
	17.10	Delivery of Documents	33
	17.11	Notice to Security Trustee of New Trustee	33
18.	Trust accounts		33
	18.1	Opening of Trust Accounts	33
	18.2	Location of Trust Accounts	33
	18.3	Authorised Signatories	34
	18.4	Bank Statements and Account Information	34
	18.5	Deposits	34
	18.6	Withdrawals	34
	18.7	Central Clearing Account	34
19.	Auditors		35
	19.1	Appointment of Auditor	35
	19.2	Removal and Retirement of Auditor	35
	19.3	Appointment of Replacement Auditor	35
	19.4	Auditor may have other Offices	35
20.	Records and Financial Statements		35
21.	Payments from funds and termination		36
	21.1	Order of Payment of Income of Funds	36
	21.2	Order of Payment of Capital of Funds	36
	21.3	Distribution of Income	36
	21.4	Subordination of Beneficiaries' Entitlements	36
	21.5	Income of the Fund	37
	21.6	Income Entitlement	37
	21.7	Distribution of excess Tax Income	37
	21.8	Payments to Beneficiaries	37
	21.9	Application of Fund income	38
	21.10	Application of Beneficiaries' Entitlements	38
	21.11	Trust Manager to ensure compliance by Trustee	38
	21.12	Distribution on Vesting Date	38
22.	The register		39
23.	Meetings of Bondholders		39
24.	Payments generally		39
	24.1	Payments to Beneficiaries	39
	24.2	Payments to Bondholders	39

	24.3	Payments Good Discharge	39
	24.4	Valid Receipts	39
25.	Trustee's and Trust Manager's powers, liability and indemnity generally		40
	25.1	Powers Additional	40
	25.2	Reliance on Certificates	40
	25.3	No Liability	40
	25.4	Notices from Trustee and Trust Manager	40
	25.5	Compliance with Laws	40
	25.6	Reliance on Experts	40
	25.7	Powers, Authorities and Discretions	41
	25.8	Legal and Other Proceedings	41
	25.9	Liability of Trustee under Transaction Documents	41
	25.10	Trustee's indemnity not be impaired	42
	25.11	Trust Manager's Right of Indemnity	43
	25.12	Conflicts	43
	25.13	Consumer Credit Code	43
26.	Notices		44
	26.1	Notices Generally	44
	26.2	Notices to Bondholders	45
	26.3	Notices to Designated Rating Agencies	45
27.	Amendment		45
	27.1	Amendment by Trustee	45
	27.2	Certain Provisions Not to be Varied	46
	27.3	Copy of Amendments to Bondholders	46
	27.4	Copy of Amendments in Advance to Designated Rating Agencies	46
28.	Miscellaneous		46
	28.1	Data Base Confidential	46
	28.2	Waivers, Remedies Cumulative	47
	28.3	Governing Law	47
	28.4	Jurisdiction	47
	28.5	Severability of Provisions	47
	28.6	Counterparts	47
	28.7	Inspection of this Deed	47
Schedule 1			48
	Form of Fund Creation Notice		48
Schedule 2			49
	Form of Issue Notice		49
Schedule 3			51
	Form of Portfolio Compliance Certificate		51
Schedule 4			53
	Intentionally blank		53
Schedule 5			54
	Intentionally blank		54
Schedule 6			55
	Intentionally blank		55
Schedule 7			56
	Intentionally blank		56

Date	2003
Parties
1.	Permanent Custodians Limited (ACN 001 426 384) of 35 Clarence Street, Sydney, NSW 2000 (PCL);
2.	Australian Securitisation Management Pty Limited (ACN 103 852 428) of Level 6, 12 Castlereagh Street, Sydney, NSW (ASM); and
3.	Australian Mortgage Securities Ltd (ABN 89 003 072 446) of Level 6, 12 Castlereagh Street, Sydney, NSW 2000 (AMS).
Recitals
A	This Deed is made for the purposes of establishing Warehouse Funds and Issuing Funds to be known collectively as the ARMS II Global Funds.
B	PCL has agreed to act as trustee, and the Trust Manager has agreed to act as manager of the Warehouse Funds and the Issuing Funds, upon and subject to the terms of this Deed.

It is agreed as follows.

1.    Definitions and interpretation

1.1    Definitions

  In this Deed and the recitals to it:

  Amortisation Date means, in relation to a Bond, each date upon which all or part of the principal amount of that Bond is payable in accordance with the corresponding Bond Terms.

  Amortisation Amount means, in relation to a Bond and an Amortisation Date, the principal amount payable in respect of that Bond on that Amortisation Date, determined in accordance with the corresponding Bond Terms.

  Ancillary Documents means, in relation to a Mortgage, all documents evidencing, entered into by or delivered to the Trustee in connection with:

  (a)
  the Loan secured by that Mortgage; and

  (b)
  the Collateral Securities for that Mortgage.

  Approved Accounting Standards means:

  (a)
  accounting standards from time to time approved under the Corporations Act;

  (b)
  the requirements of the Corporations Act in relation to the preparation and content of accounts; and

  (c)
  generally accepted accounting principles and practices in Australia consistently applied, except where inconsistent with the standards or requirements referred to in paragraphs (a) or (b).

  Assets means, in relation to a Fund, all property and assets (real and personal (including choses in action and other rights), tangible and intangible, present or future) comprised in, and held by Trustee as trustee of that Fund.

  Associate in relation to a person means a person that is taken to be an associate of the first mentioned person by virtue of Division 2 of Part 1.2 of the Corporations Act.

  Auditor means, in relation to a Fund, the auditor of that Fund appointed from time to time pursuant to clause 19.

  Australian Jurisdiction means a State or Territory of the Commonwealth and the Commonwealth of Australia.

  Authorised Investments means investments which at their date of acquisition are:

  (a)
  Loans secured by Mortgages over Land;

  (b)
  cash;

  (c)
  bonds, debentures, stock or treasury bills of the Commonwealth of Australia or the Government of any State or Territory of the Commonwealth;

  (d)
  debentures or stock of any public statutory body constituted under the law of the Commonwealth of Australia or of any State of the Commonwealth where the repayment of the principal secured and the interest payable thereon is guaranteed by the Commonwealth or the State;

  (e)
  notes or other securities of the Commonwealth of Australia or the Government of any State or Territory of the Commonwealth;

  (f)
  deposits with, or the acquisition of certificates of deposit (whether negotiable, convertible or otherwise), issued by, a Bank;

  (g)
  bills of exchange which at the time of acquisition have a remaining term to maturity of not more than 200 days, accepted or endorsed by a Bank; and

  (h)
  commercial paper.

  (In paragraphs (b)-(g) inclusive of this definition, expressions shall be construed and, if necessary read down, so that the Bonds in relation to any Fund constitute "mortgage-backed securities" for the purposes of the Duties Act, 1997 of New South Wales, the Duties Act, 2000 of Victoria, the Duties Act, 2001 of Queensland and the Duties Act, 2001 of Tasmania).

  Authorised Signatory means, in relation to any corporation, any person from time to time whose name, title or position and specimen signature are set out in a certificate signed by two directors or one director and one secretary of the corporation confirming that person's appointment as an Authorised Signatory for the purposes of this Deed and/or any Transaction Document to which that corporation is a party.

  Bank means a corporation authorised under Part 2 of the Banking Act, 1959 to carry on banking business, including the general business of banking, in Australia or a corporation formed or incorporated under an Act of the Parliament of an Australian Jurisdiction to carry on the general business of banking.

  Beneficiary means, in relation to a Fund, initially each person specified as a beneficiary of that Fund in the relevant Fund Creation Notice, and subsequently any other person for whom the Trustee holds that Fund upon and subject to the terms and conditions of this Deed.

  Bond Terms means, in relation to a Bond, all of the terms and conditions applicable to that Bond, as set out in this Deed, the relevant Supplementary Bond Terms, the relevant Bond Trust Deed (if any) and the relevant Security Trust Deed (if any).

  Bond Trust Deed means, in relation to a Fund, a deed (howsoever called), between (among others) the Trustee as trustee of that Fund, the Trust Manager, the Security Trustee and a person (howsoever called) acting as trustee for Bondholders of Bonds denominated in US Dollars.

  Bond Trustee means, in relation to a Bond Trust Deed, initially the person in whose favour that Bond Trust Deed is executed, and subsequently any successor trustee (howsoever called) appointed under that Bond Trust Deed.

  Business Day means a day, other than a Saturday, Sunday or public holiday on which Banks are open for business in Sydney and Melbourne.

  Collateral Security means, in relation to a Mortgage and a Loan secured by that Mortgage, any other guarantee, indemnity or Security Interest executed in favour of or held by the Trustee as security for the obligations secured by that Mortgage or the obligations of any person who has given any such guarantee, indemnity or Security Interest.

  Consumer Credit Code means the Consumer Credit Code incorporated in the Consumer Credit (Queensland) Act 1994, as it is in force as co-operative or consistent legislation in each Australian State or Territory.

  Consumer Credit Regulations means the regulations made under the Consumer Credit (Queensland) Act 1994 which apply to the Consumer Credit Code.

  Creditor means, in relation to a Fund, a creditor of the Trustee in respect of a debt or obligation incurred by the Trustee while acting in its capacity as trustee of the Fund.

  Data Base means all information, data and records collected, held or stored in any way or in any medium by or for the Trustee, the Trust Manager or the Master Servicer relating to the Funds, their Assets and their management.

  Designated Rating means, in relation to a person or an obligation, and a Rated Fund, each credit rating as specified or approved by each Designated Rating Agency for that Fund or for the obligations of the Trustee as trustee of that Fund.

  Designated Rating Agency means, in relation to a Fund or Bonds, each Rating Agency which has been requested by the Trust Manager to rate the debt obligations of that Fund or those Bonds.

  Domestic Master Trust Deed means the Master Trust Deed dated 7 March 1995 between PCL and AMS (as amended from time to time) in relation to trust funds in respect of which any relevant bonds, debentures or loan facility agreements are only issued or entered into in Australia.

  Enhancements means a Mortgage Insurance Policy, a Stand-by Facility, a Guaranteed Investment Contract and any other security, support, rights or benefits in favour of the Trustee in support of or substitution for payments due under or in respect of an Authorised Investment, or payable by the Trustee under or in respect of the Bonds.

  Euro Master Trust Deed means the Master Trust Deed dated 7 March 1995 between PCL and AMS, as amended and restated on 12 July 1999 and as further amended from time to time in relation to trust funds designated as "ARMS II Euro Funds".

  Event of Insolvency means, in relation to a body corporate, any of the following events:

  (a)
  an order is made that the body corporate be wound up;

  (b)
  a liquidator, provisional liquidator, controller (as defined in the Corporations Act) or administrator is appointed in respect of the body corporate or a substantial portion of its assets whether or not under an order;

  (c)
  the body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors;

  (d)
  the body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of its intention to do so, or is otherwise wound up or dissolved;

  (e)
  the body corporate is or states that it is insolvent;

  (f)
  as a result of the operation of section 459F(1) of the Corporations Act, the body corporate is taken to have failed to comply with a statutory demand;

  (g)
  the body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation; or

  (h)
  anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction;

  and in relation to a Fund means any of the above events occurring in relation to that Fund, as if that Fund were a person having independent legal capacity but not the Trustee in its capacity as trustee of any other Fund or trust.

  Expenses means, in relation to a Fund, all costs, charges, fees and expenses properly incurred by the Trustee or the Trust Manager in exercising its rights or performing its obligations with respect to that Fund under this Deed, to the extent to which they relate to that Fund or are properly payable from that Fund, including:

  (a)
  any costs, charges, fees and expenses payable to the Trustee, the Trust Manager, the Security Trustee, the Bond Trustee, a Paying Agent, the Calculation Agent or any other person engaged by the Trustee or the Trust Manager under any Transaction Document; and

  (b)
  all legal costs and disbursements incurred by the Trust Manager or the Trustee in connection with:

  (i)
  settling and executing any Transaction Document;

  (ii)
  any subsequent consent, approval, waiver or amendment under, of or to any Transaction Document; or

  (iii)
  evaluating any matter of concern to the Trust Manager or the Trustee in relation to a Transaction Document or a Fund.

  Expenses do not include general overhead costs and expenses of the Trustee or the Trust Manager (for example, rent and amounts payable to employees in connection with their employment) incurred directly or indirectly in connection with the business of the Trustee or the Trust Manager.

  Face Value means:

  (a)
  in relation to a Bond, and at any time, the principal amount outstanding in respect of that Bond at that time; and

  (b)
  in relation to a Mortgage, and at any time, the principal amount of the Loan secured by that Mortgage outstanding at that time;

  (c)
  in relation to an Authorised Investment, and at any time, the face value of that Authorised Investment or the principal amount payable in respect of that Authorised Investment at that time.

  Financial Statements means, in relation to a Fund, and a date or period, a profit and loss account for that period, a balance sheet as at that date, and all notes and other explanations of or relating to the same.

  Financial Year means, in relation to a Fund, each period from 1 July in one calendar year until 30 June in the next calendar year, provided that:

  (a)
  the first Financial Year for a Fund commences on the date upon which it is constituted in accordance with this Deed, and ends on the next 30 June; and

  (b)
  the final Financial Year for a Fund ends on the Vesting Date for that Fund.

  Fitch Ratings means Fitch Australia Pty Limited.

  Fund Creation Notice means a notice given by the Trust Manager to the Trustee under clause 3.2.

  Funding Period means, in relation to a Warehouse Fund, the period for which the beneficiary of that Fund has agreed pursuant to the relevant Warehouse Funding Agreement to provide funding to the Trustee as trustee of that Fund, to finance the investment by the Trustee in Authorised Investments.

  Funds means the Warehouse Funds and the Issuing Funds (each a Fund).

  Government Body means:

  (a)
  any person, government or the body exercising an executive, legislative, judicial or other government function of any jurisdiction; and

  (b)
  any person deriving a right directly or indirectly from any other Government Body.

  Guaranteed Investment Contract means a guaranteed investment contract of a type approved by the Chief Commissioner of Stamp Duties in New South Wales pursuant to paragraph (g) of the definition of prescribed property in the dictionary to the Duties Act, 1997 of New South Wales.

  Income Distribution Date means, in relation to a Fund, each date upon which income of that Fund is to be distributed to a Beneficiary of that Fund, as specified in the Fund Creation Notice relating to that Fund or in any Transaction Document between the Trustee (as trustee of that Fund), the Trust Manager and a Beneficiary of that Fund. If there is any inconsistency between the Fund Creation Notice and any Transaction Document as to the Income Distribution Dates for a Fund, the Transaction Document prevails.

  Incoming Manager has the meaning given in clause 13.4.

  Incoming Trustee has the meaning given in clause 17.5.

  Initial Amount means, in relation to a Fund, the initial amount settled or to be settled on the Trustee to constitute that Fund, as specified in the relevant Fund Creation Notice.

  Initial Exchange Amount has the meaning given in the ISDA Definitions.

  Interest Entitlement means, in relation to a Bond and an Interest Payment Date, the amount of interest accrued in respect of that Bond and due for payment on that Interest Payment Date, determined in accordance with the relevant Bond Terms.

  Interest Payment Date means, in relation to a Bond, each date for the payment of interest under the Bond, determined in accordance with the relevant Bond Terms.

  Issue means each issue of Bond by the Trustee under this Deed.

  Issue Date means, in relation to a Bond, the date on which that Bond is issued or proposed to be issued, as the context requires.

  Issue Notice means a notice given by the Trust Manager to the Trustee under clause 5.1, as amended in accordance with clause 6.4.

  Issue Proceeds means:

  (a)
  in relation to an Issue of Bonds denominated in Australian Dollars, the amount received by the Trustee from the initial Bondholders of the relevant Bonds in payment of the Subscription Amount for those Bonds; and

  (b)
  in relation to an Issue of Bonds denominated in a currency other than Australian Dollars, the aggregate of the Initial Exchange Amounts received by the Trustee under the relevant Currency Swaps in exchange for payment by the Trustee to the relevant Currency Swap Counterparties of the aggregate Subscription Amount received from the initial Bondholders of those Bonds.

  Issuing Fund means each trust fund from time to time created under this Deed following the giving by the Trust Manager of a Fund Creation Notice which specifies that the trust fund to be created is to be an Issuing Fund.

  Land means:

  (a)
  any estate or interest whether at law or in equity in freehold or leasehold land, including all improvements on such land; and

  (b)
  any parcel and any lot, common property and land comprising a parcel within the meaning of the Strata Titles Act, 1973 (New South Wales) or the Community Land Development Act, 1989 (New South Wales) or any equivalent legislation in any other Australian Jurisdiction.

  Loan means a loan or other form of financial accommodation made available by the Trustee as trustee of a Fund, or any other indebtedness owed to the Trustee as trustee of a Fund.

  Manager's Default means, in relation to a Fund:

  (a)
  the Trust Manager breaches any of its obligations under this Deed or any other Transaction Document in relation to the Fund; and

  (b)
  if the breach is capable of remedy, the Trust Manager does not remedy the breach within 30 days after notice from the Trustee or the Security Trustee (if any) requiring it to be remedied.

  Manager's Fee means, in relation to a Fund, the fee payable to the Trust Manager in accordance with clause 16.2.

  Master Origination and Servicing Agreement means the agreement so entitled dated on or about the date of this Deed made between the Trustee and AMS, or any other document between the Trustee, the Trust Manager and any other person relating to the origination, management and servicing of Mortgages by that person (as the case requires).

  Master Servicer means initially AMS, and subsequently the person from time to time appointed by the Trust Manager to perform the role of the Master Servicer under this Deed and the Master Origination and Servicing Agreement.

  Maturity Date means, in relation to a Bond, the date upon which the Face Value of that Bond is due to be reduced to zero, and the Bond is due to be redeemed in full.

  Moody's means Moody's Investors Service Inc of 99 Church Street, New York or Moody's Investors Service Pty. Limited of 55 Hunter Street, Sydney.

  Mortgage means a registered (or pending registration, registrable) mortgage over Land situated in any Australian Jurisdiction, which secures the repayment of a Loan and any other moneys payable on or in respect of that Loan.

  Mortgage Insurance Policy means a policy of insurance under which, amongst other things, an insurer insures payment to the mortgagee of amounts payable under or in respect of, or secured by, a Mortgage.

  Mortgagor means the mortgagor under a Mortgage.

  Net Income in relation to a Fund for a Financial Year has the meaning given to it for that Fund and for that Financial Year pursuant to clause 21.6.

  Notice means a notice, certificate, request, demand or other communication to be given, served or made under or pursuant to this Deed.

  Outgoing Manager has the meaning given in clause 13.4.

  Outgoing Trustee has the meaning given in clause 17.5.

  Penalty Payment means:

  (a)
  the amount of any criminal or civil penalty which the Trustee is ordered to pay under the Consumer Credit Code;

  (b)
  any other money ordered to be paid by the Trustee, or legal costs or other expenses payable or incurred by the Trustee related to such an order;

  (c)
  any amount which the Trustee agrees to pay to a debtor or other person in settlement of an application for an order under the Consumer Credit Code; and

  (d)
  any legal costs or other costs or expenses payable or incurred by the Trustee related to that application,

  in each case in relation to a Regulated Loan or a Regulated Mortgage.

  Portfolio means:

  (a)
  in relation to an Issue, the Mortgages specified by the Trust Manager in or details of which are attached to the relevant Issue Notice; and

  (b)
  in relation to a Fund, the Mortgages from time to time comprised in the Assets of that Fund.

  Portfolio Compliance Certificate means a certificate in the form set out in Schedule 3, or such other form as the Trustee, the Trust Manager and the Master Servicer may from time to time agree.

  Rated Fund means a Fund in respect of which there is a Designated Rating Agency.

  Rating Agency means Moody's, S&P, Fitch Ratings or any other recognised rating agency designated from time to time in writing by the Trust Manager to the Trustee.

  Registered Company Auditor has the same meaning as in the Corporations Act.

  Regulated Loan means a Loan comprised in the Assets of any Fund which is regulated by the Consumer Credit Code.

  Regulated Mortgage means a Mortgage comprised in the Assets of any Fund which is regulated by the Consumer Credit Code.

  Related Body Corporate has the same meaning as in section 9 of the Corporations Act.

  Residual Capital Beneficiary means, in relation to a Fund, each holder of a Residual Capital Unit in that Fund from time to time.

  Residual Capital Unit means, in relation to a Fund, each unit in that Fund designated as such.

  Residual Income Beneficiary means, in relation to a Fund, each holder of a Residual Income Unit in that Fund from time to time.

  Residual Income Unit means, in relation to a Fund, each unit in that Fund designated as such.

  S&P means Standard & Poor's (Australia) Pty Limited, trading as Standard & Poor's Ratings Group.

  Security Interest means any mortgage, pledge, lien, charge, encumbrance, hypothecation, title retention, preferential right, trust arrangement, right of set-off, flawed asset, contingent debt arrangement and any other security arrangement or agreement.

  Security Trust Deed means, relation to a Fund, a deed (howsoever called) between the Trustee as trustee of that Fund, the Trust Manager and a person (howsoever called) acting as trustee for Creditors under which the Trustee charges in favour of that trustee all or some of the Assets of the Fund to secure the payment of moneys owing to some or all of the Creditors of that Fund.

  Security Trustee means, in relation to a Security Trust Deed, initially the person in whose favour that Security Trust Deed is executed, and subsequently any successor trustee (howsoever called) appointed under that Security Trust Deed.

  Series means, in relation to Bonds, Bonds whose terms and conditions are the same in all respects.

  Stand-by Facility means an agreement entered into by the Trustee as trustee of a Fund pursuant to which a third party agrees to finance the payment by the Trustee of amounts payable in respect of Bonds issued in respect of that Fund to cover a short-fall in the Fund due to default in the payment of amounts payable under or in respect of Mortgages comprised in that Fund.

  Subscription Amount means, in relation to a Bond, the total amount payable upon issue of that Bond.

  Supplementary Bond Terms means, in relation to a Bond, the supplementary terms and conditions upon which that Bond is issued, as attached to or otherwise identified in the relevant Issue Notice.

  Taxation Act means the Income Tax Assessment Act, 1936 (Commonwealth) and the Income Tax Assessment Act, 1997 (Commonwealth).

  Tax includes all income tax, goods and services tax, withholding tax, stamp, financial institutions, registration and other duties, bank accounts debits tax and other taxes, levies, imposts, deductions and charges whatsoever (including in respect of any duty imposed on receipts or liabilities of financial institutions any amounts paid in respect thereof to another financial institution) together with interests on them and penalties with respect of them (if any) and charges, fees or other amounts made on or in respect of them.

  Threshold Rate Obligation means any obligation of AMS under any Transaction Document relating to any Fund to exercise its powers under this Deed and the Master Origination and Servicing Agreement to change the rate of interest payable on or in respect of Loans secured by Mortgages to a minimum rate required to ensure that, subject to any assumptions and having regard to any relevant matters specified in that Transaction Document, the Trustee will have available to it sufficient funds to enable it to comply with all of its obligations under the Transaction Documents for that Fund as they fall due.

  Transaction Documents means:

  (a)
  this Deed;

  (b)
  each Master Origination and Servicing Agreement;

  (c)
  each Ancillary Document;

  (d)
  each Security Trust Deed;

  (e)
  each Bond Trust Deed;

  (f)
  each Interest Rate Swap;

  (g)
  each Currency Swap;

  (h)
  all Bonds and the Supplementary Bond Terms relating to them;

  (i)
  each Warehouse Funding Agreement;

  (j)
  each Enhancement;

  (k)
  each Subscription Agreement;

  (l)
  each Paying Agency Agreement; and

  (m)
  each other document which is expressed to be, or which is agreed by the Trust Manager and Trustee to be, a Transaction Document for the purposes of this Deed,

  and in relation to a Fund means all of the foregoing to the extent that they relate to that Fund.

  Trust Account means, in relation to a Fund, the bank account for that Fund opened and maintained by the Trustee in accordance with clause 18.

  Trust Manager means initially ASM, and subsequently the person from time to time appointed to perform the role of the Trust Manager under this Deed.

  Trustee means initially PCL, and subsequently any person appointed as the trustee of the Funds in accordance with this Deed.

  Trustee's Default in relation to a Fund means:

  (a)
  the Trustee breaches any obligation or duty imposed on the Trustee under this Deed, or any other Transaction Document, in relation to the Fund; and

  (b)
  if the breach is capable of remedy, the Trustee does not remedy the breach within 30 days after notice from the Trust Manager or the Security Trustee (if any) requiring it to be remedied.

  Trustee's Indemnity means, in relation to a Fund:

  (a)
  the Trustee's right of indemnity from the Assets of that Fund in respect of liabilities incurred by the Trustee acting in its capacity as trustee of that Fund; and

  (b)
  all equitable liens and other Security Interests which the Trustee has over the Assets of that Fund.

  Vesting Date means, in relation to a Fund, the earlier of:

  (a)
  the eightieth anniversary of the date of this Deed;

  (b)
  the date upon which the Fund terminates by operation of law;

  (c)
  if Bonds have been issued by the Trustee as trustee of the Fund:

  (i)
  the date immediately following the date upon which the Trustee pays in full all moneys which are or may become due (actually or contingently) in respect of those Bonds; or

  (ii)
  the date appointed by the Bondholders in relation to the Fund as the Vesting Date, in accordance with this Deed;

  (d)
  if Bonds have not been issued by the Trustee as trustee of the Fund, the date appointed by the Trust Manager as the Vesting Date in accordance with this Deed; or

  (e)
  in the case of a Warehouse Fund, the date nominated by the Beneficiary of that Fund pursuant to clause 9.2.

  Warehouse Beneficiary means, in relation to a Warehouse Fund, each Beneficiary of that Warehouse Fund.

  Warehouse Fund means each trust fund from time to time created under:

  (a)
  this Deed following the giving by the Trust Manager to the Trustee of a Fund Creation Notice which specifies that the trust fund to be created is to be a "Warehouse Fund";

  (b)
  the Domestic Master Trust Deed following the giving by the Trust Manager (as defined in the Domestic Master Trust Deed) to the Trustee (as defined in the Domestic Master Trust Deed) of a Fund Creation Notice (as defined in the Domestic Master Trust Deed) that specifies that the trust fund to be created is to be a "Warehouse Fund"; or

  (c)
  the Euro Master Trust Deed following the giving by the Trust Manager (as defined in the Euro Master Trust Deed) to the Trustee (as defined in the Euro Master Trust Deed) of a Fund Creation Notice (as defined in the Euro Master Trust Deed) that specifies that the trust fund to be created is to be a "Warehouse Fund".

  Warehouse Funding Agreement means any agreement or arrangement pursuant to which a Warehouse Beneficiary provides funding to the Trustee as trustee of the relevant Warehouse Fund to settle and/or purchase Mortgages.

  Warehouse Trigger Event means, in relation to a Warehouse Fund:

  (a)
  a Trustee's Default occurs in relation to that Warehouse Fund and continues unremedied;

  (b)
  a Manager's Default occurs in relation to that Warehouse Fund and continues unremedied;

  (c)
  the Funding Period for that Warehouse Fund expires, and the Trustee has not, within 5 Business Days of such expiry, given to the relevant Warehouse Beneficiary a notice under clause 9.1 in respect of all of the Assets comprised in that Warehouse Fund; or

  (d)
  any other event occurs which is defined to be a Warehouse Trigger Event for that Fund in any Warehouse Funding Agreement relating to that Fund.

1.2    Interpretation

  In this Deed unless the context indicates a contrary intention:

  (a)
  person includes an individual, a body politic, a corporation and a statutory or other authority or association (incorporated or unincorporated);

  (b)
  references to a party include that party's executors, administrators, successors, substitutes and assigns, including any person taking by way of novation;

  (c)
  references to any legislation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder;

  (d)
  corporation means any body corporate wherever formed or incorporated, including any public authority or any instrumentality of the Crown;

  (e)
  the expression certified by a corporation or person means certified in writing by an Authorised Signatory of the corporation or by that person respectively and certify and like expressions shall be construed accordingly;

  (f)
  words importing the singular shall include the plural (and vice versa) and words denoting a given gender shall include all other genders;

  (g)
  headings are for convenience only and shall not affect the interpretation of this Deed;

  (h)
  references to a clause or a Schedule are to a clause or a Schedule of this Deed;

  (i)
  where any word or phrase is given a defined meaning, any other part of speech or other grammatical form of that word or phrase has a corresponding meaning;

  (j)
  where the day on or by which any sum is payable under this Deed or any act, matter or thing is to be done is not a Business Day such sum shall be paid and such act, matter or thing shall be done on the next succeeding Business Day;

  (k)
  all accounting terms shall be interpreted in accordance with the Approved Accounting Standards;

  (l)
  month means calendar month;

  (m)
  a reference to any document or agreement is to such document as amended, varied, supplemented or novated from time to time; and

  (n)
  a reference to an entitlement of a Beneficiary of a Fund means the entitlement of that Beneficiary as set out in this Deed and the relevant Fund Creation Notice.

1.3    Incorporated Definitions

  Words and expressions defined in a Bond Trust Deed in respect of a Fund have the same meanings when used in this Deed to the extent that this Deed relates to that Fund unless otherwise defined in this Deed. Such words and expressions include:

    Australian Dollars, Bond, Bondholder, Calculation Agent, Currency Swap, Currency Swap Counterparty, Extraordinary Resolution, Interest Rate Swap, Interest Rate Swap Counterparty, ISDA Definitions, ISDA Master Agreement, Paying Agency Agreement, Paying Agent, Subscription Agreement, US Dollar.

2.    The ARMS II Funds

2.1    Appointment of Trustee

  The Trustee agrees to act as trustee of each Fund upon and subject to the terms and conditions of this Deed.

2.2    Separate and Distinct Funds

  Each Fund shall be a separate and distinct trust fund.

3.    The Funds

3.1    Beneficial Interest in Funds

  The Trustee must hold each Fund, and each Asset comprised in that Fund from time to time, on trust for the Beneficiaries of that Fund upon and subject to the terms and conditions of this Deed.

3.2    Fund Creation Notice

  The Trust Manager may at any time give to the Trustee a notice in, or substantially in, the form of Schedule 1 or in such other form as the Trust Manager and the Trustee may from time to time agree, duly completed and executed by an Authorised Signatory of the Trust Manager, and specifying:

  (a)
  whether the Fund to be created is a Warehouse Fund or an Issuing Fund;

  (b)
  the Initial Amount for that Fund;

  (c)
  each Beneficiary of that Fund and their respective entitlements as a Beneficiary of that Fund;

  (d)
  the name of that Fund;

  (e)
  the Income Distribution Dates for that Fund; and

  (f)
  in the case of a Rated Fund, the Designated Rating Agency and the Designated Rating for that Rated Fund.

3.3    Creation or Additional Funds

  If the Trust Manager has given to the Trustee a Fund Creation Notice, then unless the Trustee rejects that Fund Creation Notice by written notice to the Trust Manager within one Business Day of it being given, the Fund referred to in that notice shall be constituted immediately upon the Trust Manager settling or procuring the settlement upon the Trustee of the Initial Amount.

3.4    Name of Funds

  (a)
  Each Fund shall be known by the name specified in the relevant Fund Creation Notice, unless the Trustee reasonably objects to the use of that name, in which case that Fund will be called by such other name as the Trustee and the Trust Manager may agree.

  (b)
  The Trustee and the Trust Manager may from time to time agree in writing to change the name of a Fund.

3.5    Duration of Funds

  Each Fund shall continue until, and shall terminate on, the Vesting Date for that Fund.

4.    Limits on rights of Bondholders and Beneficiaries

4.1    General Limits

  Subject, in the case of a Warehouse Fund, to the terms of any Warehouse Funding Agreement, no Bondholder or Beneficiary shall be entitled to:

  (a)
  require the transfer to it of any Asset comprised in any Fund;

  (b)
  exercise any rights, powers or privileges (including instituting or defending legal proceedings) in respect of any Asset of any Fund;

  (c)
  attend meetings or take part in or consent to any action concerning any property or corporation in which the Trustee holds an interest;

  (d)
  lodge or enter a caveat or similar instrument claiming an estate or interest in any Asset of any Fund;

  (e)
  have any recourse to the Trustee in its personal capacity, except to the extent of any fraud, negligence or wilful default by the Trustee; or

  (f)
  seek to wind up any Fund.

4.2    Further Limits on Interests of Beneficiaries

  No Beneficiary may assign, transfer or otherwise encumber its beneficial interest in any Fund (otherwise than as expressly contemplated by this Deed) without the prior written consent of the Trust Manager and the Trustee (which either may give or withhold in its absolute discretion). Any assignment, transfer or encumbrance in breach of this clause shall be of no force and effect and shall not vest in any purported assignee, transferee or encumbrancee any right, title or interest in any Fund.

4.3    Ranking of Interest of Beneficiaries

  The rights of any Beneficiary in relation to any Fund and in relation to any payment or distribution out of any Fund shall at all times rank after, and be subject to, the rights of Bondholders in respect of the Bonds issued in relation to that Fund and other Creditors of that Fund.

4.4    Resolution of Conflicts

  If there is at any time a conflict between:

  (a)
  a duty owed by the Trustee or the Trust Manager under any Transaction Document to a Beneficiary and a duty owed by such person to the Bondholders under any Transaction Document; or

  (b)
  a duty owed to Bondholders of one Series of Bonds and a duty owed to Bondholders of another Series of Bonds ranking in priority after that Series,

  the Trustee or the Trust Manager must give priority:

    (i)
    to the interests of the Bondholders over the interests of the Beneficiaries; and

    (ii)
    to the interests of Bondholders in the same order of priority as the ranking of the Series of Bonds held by them respectively,

  and shall not, provided it acts in good faith, incur any liability to any Beneficiary or any Bondholder for so doing.

4.5    No Liability of Bondholders or Beneficiaries

  No Beneficiary or Bondholder shall, by reason of being a Beneficiary or Bondholder:

  (a)
  have any liability to make any contribution to the Assets of any Fund; or

  (b)
  be under any obligation to indemnify the Trustee, the Trust Manager, the Master Servicer or any other person in respect of any of their respective liabilities (actual or contingent, present or future) arising from the exercise by them of their respective powers and the performance by them of their respective duties and obligations under this Deed and the Transaction Documents.

5.    Bonds

5.1    Nature of Bonds

  The Trust Manager may by giving notice to the Trustee in accordance with clause 6, require the Trustee as trustee of an Issuing Fund, to issue debt securities:

  (a)
  in the form of inscribed stock and as otherwise determined by the Trust Manager;

  (b)
  in accordance with this Deed, the relevant Bond Trust Deed (if any) and the relevant Security Trust Deed (if any); and

  (c)
  with the benefit of and subject to this Deed, the relevant Bond Trust Deed (if any), the relevant Supplementary Bonds Terms and the relevant Security Trust Deed (if any).

5.2    Trustee's Covenant to Bondholders

  The Trustee covenants for the benefit of each Bondholder:

  (a)
  to make all payments on or in respect of the Bonds held by that Bondholder on the due date for payment; and

  (b)
  to comply with:

  (i)
  all of the relevant Bond Terms;

  (ii)
  the relevant Bond Trust Deed (if any); and

  (iii)
  the relevant Security Trust Deed (if any).

5.3    Minimum Face Value of Bonds

  The minimum initial Face Value of each Bond shall be as specified in the relevant Bond Terms.

5.4    Bonds Not Invalid if Issued in Breach

  No Bond shall be invalid or unenforceable on the ground that it was issued in breach of this Deed or any other Transaction Document.

6.    Procedure for Issue of Bonds

6.1    Form of Issue Notice

  Each Issue Notice must, subject to the relevant Supplementary Bond Terms:

  (a)
  be in the form of Schedule 2, or in such other form as the Trustee and the Trust Manager may from time to time agree;

  (b)
  be signed by an Authorised Signatory of the Trust Manager;

  (c)
  be received by the Trustee not less than 5 Business Days before the Issue Date (or at such other time as may be agreed between the Trustee and the Trust Manager);

  (d)
  specify;

  (i)
  the name or designation to be ascribed to the Bonds;

  (ii)
  the aggregate Face Value of the Bonds to be issued;

  (iii)
  the denominations in which the Bonds are to be issued;

  (iv)
  the Issue Date;

    (v)
    all reasonable details of any Security Trust Deed, Bond Trust Deed, Enhancements and Currency Swaps required to be entered into by the Trustee as trustee of the relevant Issuing Fund as a condition precedent to the issue of the Bonds;

    (vi)
    whether any of the Bonds will constitute a separate Series of Bonds, and if so specify the information referred to in the previous sub-paragraphs of this paragraph (d) with respect to each such Series;

    (vii)
    whether the Portfolio is comprised in the Assets of a Warehouse Fund, and if not the person for whose benefit the Issue Proceeds of that Issue are to be held pursuant to clause 6.8(a); and

    (viii)
    all other Transaction Documents to be entered into in connection with or as a condition precedent to the issue of the Bonds;

  (e)
  have attached to it or otherwise identify in a manner satisfactory to the Trustee:

  (i)
  details of the Portfolio which the Trustee, as trustee of the relevant Issuing Fund, is to acquire with the Issue Proceeds;

  (ii)
  the Supplementary Bond Terms applicable to those Bonds, which must specify the details referred to in clause 6.3; and

  (iii)
  if the relevant Issuing Fund is a Rated Fund, a letter or certificate from the Designated Rating Agency addressed to the Trustee confirming that the Bonds in each Series specified in the Issue Notice will be rated not lower than the Designated Rating for that Series, and if Bonds have previously been issued by the Trustee as trustee of that Issuing Fund that the issue of the Bonds specified in the Issue Notice will not cause the credit rating assigned to the Bonds previously issued to be downgraded to a credit rating lower than the Designated Rating for those Bonds; and

  (f)
  contain a certification by the Trust Manager that:

  (i)
  the terms of this Deed with respect to the proposed Issue have been, and will on the Issue Date continue to be complied with;

  (ii)
  the acquisition of the Portfolio and the characteristics of the Portfolio are consistent with all information memoranda, notices, reports, statements and the like given to Bondholders or prospective Bondholders, and will not cause any statements made in any such document or statement to be misleading or deceptive, or likely to mislead or deceive; and

  (iii)
  assuming that all parties to all Transaction Documents relating to the relevant Issuing Fund, and all issuers of Authorised Investments from time to time comprised in the Assets of that Issuing Fund comply in full with their respective obligations under those Transaction Documents and Authorised Investments and having regard to:

  (A)
  the terms of those Transaction Documents;

  (B)
  the terms of the Mortgages comprised in the relevant Portfolio;

  (C)
  the anticipated Expenses of that Issuing Fund; and

  (D)
  all other information available to the Trust Manager,

      the Trustee will have available to it sufficient funds to enable it to comply with its obligations under those Transaction Documents.

6.2    Notice to Warehouse Beneficiary

  If the Portfolio of which details are attached to an Issue Notice in accordance with clause 6.1(e)(i) comprises Assets of a Warehouse Fund, the Trust Manager must give a copy of the Issue Notice to each Beneficiary of that Warehouse Fund at the same time as it gives the Issue Notice to the Trustee.

6.3    Supplementary Bond Terms

  The Supplementary Bond Terms for the Bonds comprised in each Issue must specify:

  (a)
  the rate per annum (if any) at which interest payable on the Face Value of the Bonds is to be calculated and the method of calculation;

  (b)
  the Interest Payment Dates (if any);

  (c)
  the Amortisation Dates (if any);

  (d)
  the Amortisation Amounts payable on each Amortisation Date, or the method of calculating those amounts;

  (e)
  the Maturity Date of the Bonds;

  (f)
  any preferred, deferred or other rights applicable to the Bonds;

  (g)
  if the Issue will comprise Bonds of different Series, the details specified in the previous paragraphs of this clause 6.3 with respect to each Series, and any other terms and conditions which distinguish Bonds in one Series from Bonds in any other Series;

  (h)
  in the case of an Issue in respect of a Rated Fund, the minimum rating requirements in relation to that Rated Fund; and

  (i)
  any other terms and conditions which the Trustee and the Trust Manager may agree.

6.4    Amendment

  With the consent of the Trustee, the Trust Manager may prior to an Issue Date amend by notice in writing to the Trustee an Issue Notice previously given, or the Supplementary Bond Terms or details of the Portfolio attached to such an Issue Notice.

6.5    Acceptance of Issue Notice

  The Trustee may rely upon any certification from the Trust Manager to the contents of an Issue Notice as evidence of the matters so certified.

6.6    Non-Complying Issue Notice

  If the Trustee receives an Issue Notice which it reasonably believes does not comply with this clause 6, it must no later than close of business 2 Business Days prior to the proposed Issue Date advise the Trust Manager in writing giving reasonable details of the reasons for the Trustee's belief.

6.7    Issue of Bonds and Transfer of Benefit of Mortgages

  If the Trustee has:

  (a)
  received an Issue Notice which it reasonably believes complies with this clause 6;

  (b)
  subject to clause 6.9, received the Subscription Amount (in cleared funds) in an aggregate amount equal to the Face Value of the Bonds referred to in the relevant Issue Notice; and

  (c)
  as trustee of the relevant Fund, on or prior to the proposed Issue Date:

  (i)
  entered into a Security Trust Deed (if specified in the relevant Issue Notice);

  (ii)
  entered into or otherwise obtained the benefit of the Transaction Documents relating to that Fund as referred to in the relevant Issue Notice; and

  (iii)
  received a Portfolio Compliance Certificate given as of a time no earlier than 5:00 pm on the Business Day immediately preceding the proposed Issue Date,

    then, the Trustee must, subject to the terms of this Deed, on the Issue Date, issue Bonds, as trustee of the relevant Fund, in accordance with the Transaction Documents relating to that Fund.

6.8    Acquisition of Portfolio

  Upon receipt of the Issue Proceeds of an Issue, the Trustee:

  (a)
  will (notwithstanding any other provision of this Deed) hold those Issue Proceeds:

  (i)
  if and to the extent that the Portfolio specified in the relevant Issue Notice was, immediately prior to the Issue Date, comprised in the Assets of a Warehouse Fund, as trustee of that Warehouse Fund; or

  (ii)
  if and to the extent that the Portfolio specified in the relevant Issue Notice was not, immediately prior to the Issue Date, comprised in the Assets of a Warehouse Fund, upon trust absolutely for the benefit of the person specified in the relevant Issue Notice, in each case to the extent of the aggregate Face Value of the relevant Mortgages comprised in that Portfolio as at close of business on the Business Day immediately preceding the Issue Date;

  (b)
  must (notwithstanding clause 18.5) cause those Issue Proceeds to be credited direct to the Trust Account for the relevant Warehouse Fund or to be applied in accordance with the instructions of the Beneficiary of the relevant Warehouse Fund or, (if clause 6.8(a)(ii) applies) deal with them in accordance with the Trustee's obligations to the person for whose benefit they are held, or otherwise in accordance with the directions of that person;

  (c)
  will hold automatically by virtue of this Deed (without any further act or other thing being done or any instrument being brought into existence) as trustee of the relevant Issuing Fund the benefit of:

  (i)
  the Portfolio specified in the relevant Issuing Notice; and

  (ii)
  all Ancillary Documents, Enhancements and Interest Rate Swaps relating to the Mortgages in that Portfolio; and

  (d)
  must apply the balance (if any) of the Issue Proceeds in accordance with the relevant Supplementary Bond Terms.

6.9    Amount of Bonds Created for an Issuing Fund

  The aggregate Subscription Amount of Bonds issued on an Issue Date may exceed the aggregate Face Value (as at close of business on the Business Day immediately preceding the Issue Date) of Mortgages in the Portfolio to be held by the Trustee as trustee of the relevant Issuing Fund under clause 6.8(c) only to the extent and on conditions such that each Designated Rating Agency confirms that any credit rating assigned or to be assigned to any Bonds to be issued by the Trustee as trustee of that Issuing Fund will not be downgraded below the Designated Rating, qualified or withdrawn.

6.10    Action following Issue

  As soon as practicable after an Issue Date, the Trust Manager must direct the Trustee to take, and the Trustee must take, all action and do all things which the Trustee is obliged to do under the Transaction Documents relating to the relevant Fund.

6.11    No Liability for Insufficient Moneys

  If on an Issue Date the conditions specified in paragraphs (a)-(c) of clause 6.7 and clause 6.9 are not fulfilled:

  (a)
  the Trustee shall not proceed with the Issue and will refund all Subscription Amounts received to the applicants for Bonds; and

  (b)
  neither the Trustee nor the Trust Manager shall have any obligation or liability to any person to proceed with the Issue.

6.12    Recording of Transfer and Further Assurance

  On or as soon as reasonably practicable following an Issue Date:

  (a)
  the Trust Manager must record in the records kept pursuant to clause 20 the transfer to the relevant Issuing Fund of the benefit of the Portfolio details of which were attached to the corresponding Issue Notice (and the benefit of all corresponding Ancillary Documents, Enhancements, and Interest Rate Swaps); and

  (b)
  the Trustee must execute such documentation and do all such other acts, matters or things as the Trust Manager reasonably requires to give effect to that transfer.

6.13    Subsequent Adjustment

  (a)
  (Accrued Interest) Following an Issue Date, the Trustee, as trustee of the Warehouse Fund in which the Portfolio acquired with the proceeds of the relevant Issue were held prior to that Issue, shall be entitled to any interest proceeds received by the Trustee that represents accrued but unpaid interest on Mortgages in that Portfolio up to (but not including) the Issue Date. The Trust Manager must notify the Trustee of the amount of any such interest as soon as reasonably practicable following the Issue Date. Upon receipt of such notification, the Trustee must promptly credit the amount of any such interest to the Trust Account for the relevant Warehouse Fund.

  (b)
  (Other Costs) Subject to paragraph (c) below, the Trust Manager may in its absolute discretion direct the Trustee in writing on or at any time after an Issue Date to transfer funds between the corresponding Warehouse Fund or Issuing Fund with such other amounts as the Trust Manager considers appropriate, so that:

  (i)
  the Warehouse Fund has the benefit of any receipts, and bears the cost of any losses or outgoings, in respect of each Mortgage (and any corresponding Ancillary Documents, Enhancements and Interest Rate Swaps) up to (but not including) the Issue Date; and

  (ii)
  the Issuing Fund has the benefit of such receipts, and bears such costs, from (and including) the Issue Date.

  (c)
  (Trust Manager to Certify Adjustments) A written direction by the Trust Manager pursuant to this clause 6.13 must certify that the relevant amount is, in the opinion of the Trust Manager,

    to be properly debited or credited to a Warehouse Fund or an Issuing Fund (as the case may be).

  (d)
  (Trustee to Act in accordance with Direction) The Trustee must act in accordance with, and may rely upon, a written direction, of the Trust Manager and any certificate given in accordance with this clause 6.13.

6.14    No Limit on Bonds

  Subject to the provisions of this Deed, any relevant Bond Trust Deed and any relevant Security Trust Deed, there shall be no limit on the number or Face Value of Bonds which may be issued in respect of a Fund.

6.15    Compliance with Laws

  The Trust Manager must ensure that no issue or allotment of Bonds, offer of Bonds for subscription or purchase, or invitation to subscribe for or buy, Bonds shall be made unless the issue, allotment, offer or invitation is made in compliance with all applicable laws in all jurisdictions in which the issue, allotment, offer or invitation is made.

7.    Transfers of bonds

  Intentionally blank.

8.    Registration confirmations

  Intentionally blank.

9.    Warehouse funding

9.1    Transfer of Warehouse Assets to Another Fund

  The Trust Manager, may at any time by not less than 5 Business Days prior written notice (or such other period, either shorter or longer, as may be specified in any relevant Transaction Document or agreed by the relevant Warehouse Beneficiary) require the transfer by a Warehouse Beneficiary of its beneficial interest in some or all of the Assets of the relevant Warehouse Fund to:

  (a)
  the Trustee in its capacity as trustee of an Issuing Fund or another Warehouse Fund; or

  (b)
  a person nominated by the Trust Manager,

  in consideration of payment by the Trustee to that Warehouse Beneficiary of an amount equal to (subject to any provision of any relevant Warehouse Funding Agreement):

  (c)
  the Face Value of those Assets; minus

  (d)
  the aggregate of:

  (i)
  all Taxes which are or may become payable in respect of the relevant Warehouse Fund;

  (ii)
  all Expenses incurred but not previously paid of that Warehouse Fund;

  (iii)
  all other amounts which are or may become payable by it to Creditors of that Warehouse Fund; and

  (iv)
  all amounts in respect of which it is entitled to be reimbursed or indemnified under this Deed; plus

  (e)
  any other amount payable to the Warehouse Beneficiary in accordance with the relevant Warehouse Funding Agreement.

9.2    Warehouse Trigger Event

  If a Warehouse Trigger Event occurs in relation to a Warehouse Fund, the Warehouse Beneficiaries of that Fund may by notice in writing to the Trustee and the Trust Manager:

  (a)
  nominate a date (which must not be less than 5 Business Days after the date of the notice) as the Vesting Date for that Fund; and

  (b)
  subject to clauses 9.1, 9.3, 21 and 25.10 require the transfer on the Vesting Date by the Trustee to the Warehouse Beneficiaries of all of the Assets of that Fund.

9.3    Parties to Give Effect to Transfer

  Each of the Trustee, the Trust Manager and the Warehouse Beneficiaries of a Warehouse Fund must execute all documents and do all things as the other may reasonably require to give effect to a transfer of the Assets of a Fund following the giving by:

  (a)
  the Trust Manager of a notice under clause 9.1; or

  (b)
  that Warehouse Beneficiaries of a notice under clause 9.2.

9.4    Rights Additional to Issue of Bonds

  This clause 9 does not limit the operation of clause 6.

10.    Appointment of Trust Manager

10.1    Appointment

  The Trust Manager must manage each Fund upon and subject to the terms of this Deed.

10.2    Powers of Management

  The Trust Manager has, subject to this Deed, full and complete powers, and is responsible for, the management of the Funds (including liabilities), including:

  (a)
  the management, administration, investment and day to day operation of the Funds; and

  (b)
  the keeping of all books, records and accounts for each Fund in accordance with this Deed.

10.3    Trust Manager to Enforce Against Master Servicer

  The Trust Manager must take all reasonable action to:

  (a)
  ensure that the Master Servicer complies with its obligations under the Master Origination and Servicing Agreement; and

  (b)
  enforce the performance by the Master Servicer of its obligations under the Master Origination and Servicing Agreement.

10.4    Trust Manager Not Liable for Master Servicer

  Neither the Trustee nor, subject to clause 10.3, the Trust Manager has any responsibility or liability for the performance by the Master Servicer of its obligations under the Master Origination and Servicing Agreement.

10.5    No Enquiry

  The Trustee has no obligation to make any enquiry as to the performance by the Master Servicer of its obligations under the Master Origination and Servicing Agreement.

11.    Investment of the fund

11.1    Authorised Investments

  (a)
  Subject to the terms of this Deed, the Assets of each Fund must comprise only property which is an Authorised Investment at its date of acquisition.

  (b)
  If an Asset of a Fund would not at any time be an Authorised Investment if it were to be acquired at that time, neither the Trustee nor the Trust Manager shall be obliged to dispose of that Asset.

11.2    Trust Manager to Make Proposals

  The Trust Manager must from time to time make proposals to the Trustee as to the investment of the Assets of the Fund. Each such proposal must:

  (a)
  be in writing in a form agreed between the Trustee and the Trust Manager;

  (b)
  specify the Authorised Investments to be purchased or sold;

  (c)
  specify the action (if any) to be taken by the Trustee to give effect to it;

  (d)
  contain a certification by the Trust Manager that the giving effect to by the Trustee of the proposal will be in accordance with this Deed;

  (e)
  specify the price to be paid for the Asset or in the case of a Loan to be made by the Trustee, the amount of the Loan;

  (f)
  specify to whom any amount is payable under paragraph (e), or if an Asset is to be acquired from a Warehouse Fund, the name of the Warehouse Fund;

  (g)
  in the case of the making of a Loan secured by a Mortgage, contain a certification by the Trust Manager that it is not aware of any breach by the Master Servicer of the representations and warranties made in the Master Origination and Servicing Agreement with respect to that Loan or Mortgage; and

  (h)
  contain all other information which the Trustee may reasonably require to satisfy itself that certification is correct and to give effect to the proposal.

  An Issue Notice which complies with clause 6 complies with this clause 11.2.

11.3    Trustee to Comply with Proposals

  The Trustee:

  (a)
  must comply with a proposal made by the Trust Manager in accordance with this Deed provided that, in the case of a proposal for the making or acquisition of a Loan secured by a Mortgage (unless any Transaction Document otherwise provides or unless otherwise agreed), the Trustee has received evidence satisfactory to it that a Solicitor's Certificate required by clause 12.1(b) of the Master Origination and Servicing Agreement has been or will upon such a Loan being made or acquired, be issued; and

  (b)
  may rely upon the recommendations and advice of the Trust Manager with respect to any such proposal, without being under a duty to make any enquiry or exercise any judgment as to:

  (i)
  the merits of the proposal; or

  (ii)
  whether the proposal complies with this Deed (unless the Trustee ought reasonably to know that the proposal does not so comply).

11.4    Authorised Investments for Rated Funds

  The Trust Manager shall only give to the Trustee as a trustee of a Rated Fund a proposal to acquire investments falling within paragraphs (c)-(h) (inclusive) of the definition of Authorised Investments where the investment (or the issuer of it) has a rating that complies at the time of the proposed acquisition with the minimum rating requirements (if any) specified in any Warehouse Funding Agreement, Supplementary Bond Terms or in relation to that Rated Fund.

11.5    Limitation on Maturity of Investments

  The Trust Manager must ensure that, to the extent that money is or will be required to meet Expenses of a Fund or payments due to Bondholders, Interest Rate Swap Counterparties or Currency Swap Counterparties of a Fund, the Assets of that Fund are invested in Authorised Investments which mature or are otherwise immediately available in or convertible into cash on or before the date those Expenses of the Fund or payments (as the case may be) are due.

11.6    Rights Attaching to Assets

  (a)
  The Trust Manager may exercise all voting and other rights conferred by any Assets of a Fund in such manner as it sees fit in its absolute discretion.

  (b)
  The Trustee must execute and deliver to the Trust Manager or as the Trust Manager directs all proxies and powers of attorney which the Trust Manager may request for the purposes of exercising the voting and other rights conferred by the Assets of a Fund.

11.7    Trustee's Dealing with Assets

  The Trustee must not buy, sell or otherwise deal with the Assets of a Fund except in accordance with the proposals of the Trust Manager made in accordance with this Deed.

11.8    Swaps and Enhancements

  Subject to the terms of this Deed, the Trustee must, as trustee of a Fund, enter into any Interest Rate Swaps, Currency Swaps and Enhancements on such terms and with such counterparties as the Trust Manager may require in writing, provided that if the Fund is a Rated Fund, the identity of the counterparty and the terms of the relevant Transaction Document must be such that each Designated Rating Agency confirms that the entering into of such arrangements will not cause any credit rating assigned to any Bonds issued by the Trustee as trustee of that Rated Fund to be downgraded below the Designated Rating, qualified or withdrawn.

11.9    Swaps and Enhancements for Rated Funds

  The Trustee, as trustee of a Rated Fund in respect of which Bonds have previously been issued, must not enter into or terminate any Interest Rate Swap, Currency Swap or Enhancement unless the Trustee receives a direction from the Trust Manager to do so and a certificate from the Trust Manager that doing so:

  (a)
  either will not cause the rating of those Bonds by a Designated Rating Agency to be downgraded, or is necessary to avoid the rating of those Bonds being downgraded; and

  (b)
  is in the best interests of the Creditors and Beneficiaries of that Rated Fund.

11.10    Limitation of Trustee's Personal Liability

  Notwithstanding any other provision of this Deed, the Trustee is not obliged to execute any document or incur any obligation as trustee of a Fund unless its personal liability under that document or in respect of that obligation is limited in a manner consistent with clause 25.9.

11.11    Moneys Payable to Trustee

  Subject to this Deed, the Trust Manager must ensure that any agreement entered into by the Trustee as trustee of a Fund contains a provision to the effect that any moneys payable to the Trustee under it must be paid to the Trustee, or to an account or Authorised Investment in the name of the Trustee.

11.12    Segregation of Assets of a Fund

  Subject to this Deed, the Trustee must:

  (a)
  ensure that no Assets of a Fund are mixed or co-mingled with the Assets of any other Fund, or with any assets or property of the Trustee or any other person; and

  (b)
  where advised by the Trust Manager that it is appropriate to do so, apportion any Asset coming into the hands of the Trustee which belongs to one or more Fund, or of any liability which relates to one or more Fund, in such manner as the Trust Manager certifies in writing is fair and reasonable.

11.13    Assets of Funds

  The Assets of a Fund are only available to meet liabilities incurred by the Trustee as trustee of that Fund, and are not available to meet any other liabilities of the Trustee (whether incurred personally or as trustee of any other Fund).

11.14    Liabilities of a Fund

  Subject to clause 11.12, liabilities incurred by the Trustee as trustee of a Fund must not be:

  (a)
  aggregated with any liabilities of the Trustee, whether incurred personally or as trustee of any other Fund; or

  (b)
  set-off against the Assets of any other Fund.

11.15    Origination and Management of Mortgages

  All Mortgages must be originated, managed and serviced in accordance with:

  (a)
  the Master Origination and Servicing Agreement; and

  (b)
  any Interest Rate Swaps and Enhancements relating to those Mortgages.

11.16    Trust Manager will act as Master Servicer

  If:

  (a)
  the appointment of the Master Servicer is terminated under the Master Origination and Servicing Agreement; and

  (b)
  the Master Servicer is not immediately replaced on the same or substantially the same terms,

  the Trust Manager must with effect from the date the termination becomes effective assume the role of Master Servicer, upon the same terms and conditions as those binding on the Master Servicer under the Master Servicing and Origination Agreement immediately prior to termination, until a replacement Master Servicer is appointed.

11.17    Trust Manager's Power to Delegate

  The Trust Manager may, in performing its obligations under this Deed:

  (a)
  delegate to any of its officers and employees all or any of the powers, authorities and discretions conferred on the Trust Manager by this Deed;

  (b)
  by power of attorney:

  (i)
  appoint any person to be its attorney or agent for such purpose and with such powers, authorities and discretions (not exceeding those vested in the Trust Manager) as the Trust Manager thinks fit with or without power to sub-delegate, and also to authorise the issue in the name of the Trust Manager of documents bearing facsimile signatures of the Trust Manager or of the attorney or agent either with or without proper manuscript signatures of their officers thereon; and

  (ii)
  insert such provisions for the protection and convenience of those dealing with any such attorney or agent as the Trust Manager may think fit;

  (c)
  appoint by writing or otherwise any person to be agent or sub-agent of the Trust Manager as the Trust Manager may think necessary or proper for such purposes and with such power, authorities and discretions (not exceeding those vested in the Trust Manager) as the Trust Manager thinks fit and to supersede or suspend any such agent or sub-agent for such cause or reason as the Trust Manager may in its sole discretion think sufficient with or without assigning any cause or reason and either absolutely or for such time as it may think proper; and

  (d)
  delegate to another person approved by the Trustee, on terms approved by the Trustee, its obligations under this Deed with respect to the origination, management and servicing of Mortgages. The Trustee must not unreasonably withhold or delay its approval in either case.

11.18    Trust Manager

  The Trust Manager is, subject to clause 10.4, liable for:

  (a)
  the acts or omissions of any officer, employee, attorney, agent, sub-delegate or sub-agent to whom any delegation is made under clause 11.17; and

  (b)
  the fees and expenses of any such person.

11.19    Professional Advisers

  The Trust Manager may engage and pay reasonable expenses to any valuers, solicitors, barristers, accountants, surveyors, property advisers, real estate agents, contractors, qualified advisers, and such other persons as may be necessary, usual or desirable for the purpose of enabling the Trust Manager to be fully and properly advised and informed, in order that it may properly exercise its powers and perform its obligations under this Deed.

12.    Additional obligations of Trust Manager and AMS

12.1    General

  The covenants in this clause 12 are for the benefit of the Trustee, each Beneficiary and each Bondholder.

12.2    Additional Obligations

  The Trust Manager must:

  (a)
  (Act Honestly) act honestly and in good faith in the performance of its duties and in the exercise of its powers under this Deed;

  (b)
  (Prudently) exercise such diligence and prudence as a prudent man of business would exercise in performing its duties and exercising its powers under this Deed, having regard to the interests of the Beneficiaries and the Bondholders;

  (c)
  (Conduct its Business Properly) use its best endeavours to carry on and conduct its business in so far as it relates to this Deed in a proper and efficient manner;

  (d)
  (Make Available Records) make available to the Trustee for inspection all of the books and records of each Fund maintained by the Trust Manager under this Deed and give to the Trustee such written or oral information as the Trustee reasonably requires with respect to all matters relating to the Funds;

  (e)
  (Pay Receipts) pay to the Trustee, within one Business Day of receipt, all money coming into its hand which is an Asset of a Fund;

  (f)
  (Not Co-mingle) ensure that any Assets of a Fund which it may come to hold from time to time are not mixed or co-mingled with any Assets of any other Fund, or with any assets of the Trust Manager or any other person;

  (g)
  (Prepare Notices) prepare or cause to be prepared all notices, reports statements and the like which the Trustee is required to prepare under any of the provisions of this Deed and deliver those notices and statements;

  (h)
  (Approval of Notices) submit to the Trustee all information memoranda, notices, reports, statements and the like to be given by the Trust Manager to Bondholders, or prospective Bondholders, for the Trustee's consent prior to the issue of the same other than notices, reports, statements and information provided by the Trust Manager to Bondholders on a periodic basis or on request by a Bondholder relating to the nature of the Authorised Investments comprised in the Assets of a Fund and the performance of those Authorised Investments;

  (i)
  (Accuracy of Notices) ensure that all information memoranda, notices, reports, statements and the like given by the Trust Manager to Bondholders or prospective Bondholders:

  (i)
  are true in all material respects;

  (ii)
  are not misleading or deceptive or likely to mislead or deceive; and

  (iii)
  comply with the requirements of all applicable laws;

  (j)
  (Copies of all notices) give to the Trustee a copy of all notices, reports and statements provided by the Trust Manager to Bondholders, including those provided on a periodic basis or on request;

  (k)
  (Taxes) direct the Trustee to make all payments (as and when they fall due) out of a Fund for Taxes levied upon any Fund or upon the Trustee in its capacity as trustee of any Fund;

  (l)
  (Monitor Transaction Documents) monitor and enforce the Transaction Documents and take all such steps as are necessary to ensure that the Trustee complies with its obligations and obtains the benefits conferred on it by the Transaction Documents to which it is a party;

  (m)
  (Comply with Transaction Documents) comply with its obligations under all Transaction Documents to which it is a party; and

  (n)
  (Necessary Information) give to the Trustee all information, notices, certificates, consents, approvals and authorisations which it is entitled or obliged to give under the Transaction Documents and which are necessary to enable the Trustee to comply with its obligations under the Transaction Documents.

12.3    Trust Manager Cannot Bind Trustee Unless Authorised

  In exercising its powers, authorities and discretions and performing its duties and obligations under this Deed, the Trust Manager has no power to bind the Trustee, otherwise than as expressly provided in this Deed.

12.4    Threshold Rate Obligation of AMS

  AMS must:

  (a)
  comply with each Threshold Rate Obligation; and

  (b)
  without limiting paragraph (a), in complying with each Threshold Rate Obligation, have regard to:

  (i)
  the interests of the Beneficiaries of each Fund; and

  (ii)
  the ability of the Beneficiaries of each Fund to comply with their respective obligations where such obligations are secured by a Security Interest over their respective entitlements to receive distributions of income from the Funds.

13.    Retirement of Trust Manager

13.1    Removal

  The Trustee may terminate the appointment of the Trust Manager under this Deed if:

  (a)
  an Event of Insolvency occurs in relation to the Trust Manager; or

  (b)
  a Manager's Default has occurred and is continuing.

13.2    Voluntary Retirement

  The Trust Manager may, subject to clause 13.3, resign upon giving to the Trustee not less than 3 months' notice in writing (or such other period as the Trust Manager and the Trustee may agree) of its intention to do so.

13.3    No Resignation by Trust Manager Unless Successor Appointed

  The Trust Manager must not resign under clause 13.2 unless:

  (a)
  it procures that, before the date on which that termination becomes effective, another person assumes all of the obligations of the Trust Manager under this Deed as its successor, and executes such documents as the Trustee requires to become bound by this Deed, with effect from that date, as if it had originally been a party to this Deed as the Trust Manager; and

  (b)
  the appointment of the successor Trust Manager under paragraph (a):

  (i)
  is approved by the Trustee; and

  (ii)
  will not cause the credit rating of any Bonds issued by the Trustee as trustee of any Fund to be downgraded below the Designated Rating for that Fund.

13.4    Trustee Appoints Replacement Trust Manager

  On termination of the appointment of the Trust Manager (the Outgoing Manager) under clause 13.1, the Trustee shall be entitled to appoint another person to be the Trust Manager (the Incoming Manager) and until any such appointment is made, the Trustee shall, subject to this Deed and to any approval required by law, act as Trust Manager and shall be entitled to the Manager's Fee.

13.5    Terms of Appointment of Incoming Manager

  The Trustee must ensure that the Incoming Manager executes such documents as the Trustee requires to assume with effect from the date its appointment becomes effective, all of the rights, powers, discretions and obligations of the Trust Manager under this Deed and the Transaction Documents to which the Outgoing Manager is or was a party, as if the Incoming Manager had been originally a party to this Deed and any such Transaction Documents as the Trust Manager.

13.6    Effect of Termination of Outgoing Manager

  The termination of the appointment of the Outgoing Manager under this clause 13 will not affect any of the rights, obligations or liabilities of the Outgoing Manager under this Deed or any Transaction Document accrued or arising before such termination, or as a result of any act or thing occurring before such termination.

13.7    Delivery of Documents

  The Outgoing Manager must immediately upon termination of its appointment becoming effective deliver to the Trustee (or at its direction) the Data Base and all other books, documents, records and property relating to the Funds. The Outgoing Manager is entitled to take, and keep copies of such books, documents and records. Each of the Trustee and the Incoming Manager must produce the originals of such books, documents and records in its possession upon the giving of reasonable written notice by the Outgoing Manager.

13.8    Notice to Security Trustee of Incoming Manager

  The Trustee or the Incoming Manager must give notice to the Security Trustee (if any) as soon as practicable following the appointment of the Incoming Manager.

14.    Trustee's powers

14.1    General Power

  Subject to the terms of this Deed, the Trustee has all of the rights, powers and discretions over and in respect of the Assets of the Funds which it could exercise if it were the absolute and beneficial owner of such Assets.

14.2    Specific Powers

  The Trustee has the following powers:

  (a)
  (Authorised Investments) to make, purchase, acquire, dispose of or otherwise deal with any Authorised Investment;

  (b)
  (Enforcement of Rights) to exercise or enforce its rights under or in respect of any of the Assets of any Fund;

  (c)
  (Fees and Expenses) to pay all Expenses of a Fund;

  (d)
  (Advisers) to engage, and to incur reasonable expenses in relation to, any valuers, solicitors, barristers, accountants, surveyors, property advisers, real estate agents, contractors, qualified advisers, and such other persons as may be necessary, usual or desirable for the purpose of enabling the Trustee to be fully and properly advised and informed, in order that it may properly exercise its powers and perform its obligations under this Deed;

  (e)
  (Proceedings) to institute, prosecute, defend, settle and compromise legal or administrative proceedings in respect of the Assets of any Fund;

  (f)
  (Waivers) to give any waiver, time or indulgence to any person on such terms as it may in its discretion determine;

  (g)
  (Bonds) to borrow money by the issue of Bonds as provided in this Deed;

  (h)
  (Other Borrowings) to otherwise borrow or raise money or procure financial accommodation;

  (i)
  (Transaction Documents) to enter into and perform its obligations under any Transaction Documents;

  (j)
  (Insurance) to insure any Asset;

  (k)
  (Attend Meetings) to attend and vote at meetings; and

  (l)
  (Incidental Powers) to do all such things which the Trustee reasonably considers incidental to any of the previous powers or necessary or convenient to be done for or in connection with any Fund or the Trustee's functions under this Deed.

  Each of the above powers is a separate and independent power. None of them limits the others, or any other power of the Trustee under this Deed.

14.3    Delegation to Related Bodies Corporate

  The Trustee may, with the prior written consent of the Trust Manager from time to time by instrument in writing delagate to any Related Body Corporate of the Trustee which is a trustee company or trustee corporation for the purposes of any of the following:

  (a)
  the Trustee Companies Act 1964 (New South Wales);

  (b)
  the Trustee Companies Act 1984 (Victoria);

  (c)
  the Trustee Companies Act 1968 (Queensland);

  (d)
  the Trustee Companies Act 1988 (South Australia);

  (e)
  the Trustee Companies Act 1953 (Tasmania);

  (f)
  the Trustee Companies Ordinance 1947 (Australian Capital Territory); or

  (g)
  the Trustee Companies Act 1987 (Western Australia),

  the exercise of its powers and the performance of its obligations under this Deed.

14.4    Trustee's Power to Delegate; Appoint Attorneys and Agents

  The Trustee may, in performing its obligations under this Deed:

  (a)
  delegate to any of its officers and employees all or any of the powers, authorities and discretions conferred on the Trustee by this Deed;

  (b)
  by power of attorney:

  (i)
  appoint any person to be its attorney or agent for such purpose and with such powers, authorities and discretions (not exceeding those vested in the Trustee) as the Trustee thinks fit with or without power to sub-delegate, and also to authorise the issue in the name of the Trustee of documents bearing facsimile signatures of the Trustee or of the attorney or agent either with or without proper manuscript signatures of their officers thereon; and

  (ii)
  insert such provisions for the protection and convenience of those dealing with any such attorney or agent as the Trust Manager may think fit; and

  (c)
  appoint by writing or otherwise any person to be agent or sub-agent of the Trustee as the Trustee may think necessary or proper for such purposes and with such power, authorities and discretions (not exceeding those vested in the Trustee) as the Trustee thinks fit and to supersede or suspend any such agent or sub-agent for such cause or reason as the Trustee may in its sole discretion think sufficient with or without assigning any cause or reason and either absolutely or for such time as it may think proper.

14.5    Trustee Liable for Delegates

  The Trustee is, notwithstanding any delegation under clause 14.3 or 14.4:

  (a)
  subject to clause 14.7, liable for any act or omission of any such delegate as if any such act or omission were its own; and

  (b)
  responsible for payment of the remuneration, fees and expenses of any person appointed under this clause 14.

14.6    Delegable and Non-Delegable Duties of Trustee

  The Trustee must not delegate:

  (a)
  the receipt and payment of money (otherwise than in accordance with the Transaction Documents, or in the case of the purchase price, sale proceeds or other moneys payable or receivable in respect of Authorised Investments to a solicitor, stockbroker or real estate agent); or

  (b)
  the exercise of any right of enforcement under a Mortgage or Ancillary Document, otherwise than to the Master Servicer under the Master Origination and Servicing Agreement.

14.7    Trustee Not Liable for Third Parties

  Except as expressly provided in any Transaction Document, no failure by the Trustee to comply with its obligations under any Transaction Document will be considered to be the neglect, default or breach of duty of the Trustee to the extent that that failure was caused or contributed to by any other party to that Transaction Document (having regard to the powers and duties conferred on the Trustee by this Deed).

15.    Trustee's covenants

15.1    General

  The covenants in this clause 15 are for the benefit of the Trust Manager, each Beneficiary and each Bondholder.

15.2    To Act Continuously as Trustee

  The Trustee must act continuously as trustee of each Fund until the earlier of:

  (a)
  the Vesting Date of the Fund; and

  (b)
  the date on which Trustee retires or is removed from office,

  in either case, in accordance with this Deed.

15.3    To Act Honestly, Diligently and Prudently

  The Trustee must:

  (a)
  act at all times in the best interests of the Beneficiaries and the Bondholders of each Fund;

  (b)
  act honestly and in good faith in the performance of its duties and in the exercise of its discretions hereunder; and

  (c)
  exercise such diligence and prudence as a prudent man of business would exercise in performing its functions and in exercising its powers and discretions and performing its obligations under this Deed, having regard to the interests of the Beneficiaries and the Bondholders.

15.4    No Dispositions of Assets

  Except as provided in the Transaction Documents, the Trustee must not sell, mortgage, charge or otherwise encumber or part with possession of any Asset.

15.5    Forward Notices etc. to Trust Manager and Bond Trustee

  The Trustee must promptly forward to the Trust Manager and the Bond Trustee of each Fund all notices, reports, circulars and other documents received by it or on its behalf as trustee of that Fund.

15.6    Trustee will Implement Trust Manager's Directions

  Subject to this Deed and any other Transaction Document to which it is a party, the Trustee must act upon all directions given to it by the Trust Manager is accordance with this Deed.

15.7    Custodian

  Unless otherwise required by the terms of any Security Trust Deed, the Trustee must keep in safe custody all documents of title to or evidencing Assets. The Trustee may comply with this obligation by holding Assets in any clearing or custody system approved by the Trust Manager and (if required) the relevant Security Trustee (if any).

15.8    Perform Transaction Documents

  The Trustee must comply with its obligations under all Transaction Documents to which it is a party.

16.    Trustee's fees and expenses

16.1    Trustee's Fee

  The Trustee shall be entitled to deduct from each Fund such fee as is agreed in writing from time to time between the Trustee and the Trust Manager. The fees payable to the Trustee in respect of each Fund must be determined on or before the first Issue Date for that Fund, and shall apply until the Vesting Date of that Fund.

16.2    Manager's Fee

  The Manager shall be entitled to be paid in respect of the performance of its duties as Trust Manager in relation to each Fund such fees as may from time to time be agreed between the Trustee, the Trust Manager, each Beneficiary of that Fund, the relevant Bond Trustee (if there is a Bond Trust Deed for that Fund), the relevant Security Trustee (if there is a Security Trust Deed for that Fund) and the relevant Designated Rating Agency (if that Fund is a Rated Fund).

17.    Retirement of Trustee

17.1    Mandatory Retirement

  (a)
  If:

  (i)
  an Event of Insolvency has occurred in relation to the Trustee;

  (ii)
  a Trustee's Default has occurred and is continuing (except for a Trustee's Default constituted by a failure by the Trustee to pay any amount which it would, but for clause 25.9 or any corresponding provision of any Transaction Document, have been liable to pay);

  (iii)
  there is a change in the effective control of the Trustee; or

  (iv)
  the Trustee rejects a Fund Creation Notice in accordance with clause 3.3,

    the Trust Manager may, subject to paragraph (b), by notice in writing to the Trustee require the Trustee to retire as trustee of the Funds within such period as the Trust Manager may specify in the notice. The Trustee must so retire within the period specified.

  (b)
  The Trust Manager may only give a notice pursuant to paragraph (a)(iv) above if it has been directed to do so by an Extraordinary Resolution.

17.2    Trust Manager may Remove Trustee

  If the Trustee does not retire within the period specified in a notice given under clause 17.1 the Trust Manager may by deed poll remove the Trustee from office as trustee of the Funds.

17.3    Trust Manager Appoints Replacement

  On the retirement or removal of the Trustee under clause 17.1 or 17.2, the Trust Manager must as soon as reasonably practicable appoint some other statutory trustee to be the Trustee of the Funds. Until the appointment is completed the Trust Manager must act as Trustee.

17.4    Voluntary Retirement

  The Trustee may only voluntarily retire as trustee of the Funds if:

  (a)
  the Trustee gives to the Trust Manager not less than 3 months' (or such other period as the Trust Manager may agree) written notice of its intention to do so; and

  (b)
  the Trustee selects as the new Trustee of the Funds a statutory trustee whose identity is acceptable to the Trust Manager (acting reasonably) and which enters into the documents referred to in clause 17.7.

17.5    Funds to be Vested in New Trustee

  Upon retiring or being removed from office, the Trustee (the Outgoing Trustee) must execute all documents and do all things necessary to vest the Funds or cause them to be vested, in the person appointed as the successor Trustee (the Incoming Trustee).

17.6    Release of Outgoing Trustee

  Upon retirement or removal, the Outgoing Trustee shall have no further obligations under this Deed, but retirement or removal will not affect any of the rights, obligations or liabilities of the Outgoing Trustee accrued or arising before retirement or removal.

17.7    Incoming Trustee to Execute Deed

  The Incoming Trustee must execute all documents as the Trust Manager requires to:

  (a)
  assume with effect from the date its appointment becomes effective, all of the rights, powers, discretions and obligations of the Trustee under this Deed and the Transaction Documents to which the Outgoing Trustee is or was a party or of which it had the benefit, as if the Incoming Trustee had originally been a party to, or had had the benefit of this Deed and any such Transaction Document as the Trustee; and

  (b)
  indemnify the Outgoing Trustee for all liabilities of the Outgoing Trustee under or in respect of the Bonds issued by the Outgoing Trustee which mature on or after the date of the retirement or removal of the Outgoing Trustee, and for all other liabilities and expenses incurred by the Outgoing Trustee for which it is entitled to be indemnified out of the Funds and which have not been recouped by it, provided that the liability of the Incoming Trustee under such indemnity shall be limited to the same extent provided for in clause 25.9 and any payment shall rank in the same priority pursuant to clause 25.9 as the corresponding liability for which the Outgoing Trustee claims such indemnification.

17.8    Trust Manager and Outgoing Trustee to Settle Amounts Payable

  The Trust Manager may:

  (a)
  settle with the Outgoing Trustee the amount of any sums payable by the Outgoing Trustee to the Trust Manager or the Incoming Trustee, or by the Trust Manager to the Outgoing Trustee under this Deed; and

  (b)
  give or accept from the Outgoing Trustee a discharge in respect thereof.

  Any such settlement or discharge shall (except in the case of any fraud, negligence or wilful default on the part of the Outgoing Trustee or its officers, employees, agents and delegates) be conclusive and binding upon all persons.

17.9    Outgoing Trustee to Retain Lien

  Notwithstanding the retirement or removal of the Outgoing Trustee and the indemnity in favour of the Outgoing Trustee by the Incoming Trustee as contemplated by clause 17.7, the Outgoing Trustee will retain a lien over each Fund to meet claims of any Creditors of the Outgoing Trustee as trustee of the Fund, to the extent that the claims of those Creditors are not properly and duly satisfied by the Incoming Trustee.

17.10    Delivery of Documents

  The Outgoing Trustee must immediately upon termination of its appointment becoming effective deliver to the Incoming Trustee (or at its direction) the Data Base and all other books, documents, records and property relating to the Funds under its control. The Outgoing Trustee is entitled to take, and keep copies of such books, documents and records. Each of the Trust Manager and the Incoming Trustee must produce the originals of such books, documents and records in its possession upon the giving of reasonable written notice by the Outgoing Trustee.

17.11    Notice to Security Trustee of New Trustee

  The Incoming Trustee or the Trust Manager must give notice to the Security Trustee (if any) as soon as practicable following the appointment of the Incoming Trustee.

18.    Trust accounts

18.1    Opening of Trust Accounts

  The Trustee:

  (a)
  must, as directed by the Trust Manager, open a separate account with a Bank in respect of each Fund. Each such account must:

  (i)
  be opened in the name of the Trustee;

  (ii)
  bear a designation indicating the Fund to which it relates; and

  (iii)
  in the case of a Rated Fund, be maintained with a Bank whose debt obligations are rated at all relevant times by the Designated Rating Agency, not lower than the Designated Rating; and

  (b)
  may open such additional accounts with a Bank in respect of a Fund as the Trust Manager may direct.

18.2    Location of Trust Accounts

  (a)
  Unless otherwise directed in writing by the Trust Manager, the principal Trust Account of each Fund must be opened and maintained at a branch of a Bank in New South Wales.

  (b)
  If directed to do so by the Trust Manager, the Trustee must open Trust Accounts with a branch of a Bank outside New South Wales provided that the Trustee enters into arrangements with the relevant Bank so that as soon as practicable after the receipt of moneys to the credit of any such account, such moneys are to be transferred to the credit of the principal Trust Account of the relevant Fund.

18.3    Authorised Signatories

  The Trustee must ensure that the only authorised signatories for any Trust Account are officers or employees of the Trustee.

18.4    Bank Statements and Account Information

  (a)
  The Trustee must give to the Trust Manager (and any other person from time to time specified by the Trust Manager):

  (i)
  copies of all statements for a Trust Account promptly following receipt of the same by the Trustee; and

  (ii)
  such explanations and reconciliations as to any such statements as may from time to time reasonably be required by the Trust Manager (or such other person).

  (b)
  The Trustee authorises the Trust Manager to obtain statements and information in relation to each Trust Account direct from the Bank at which it is held.

18.5    Deposits

  Subject to this Deed, the Trustee must pay into the Trust Account of a Fund the following moneys:

  (a)
  subject to clause 6.8(b) and (d), the Issue Proceeds of each Issue by the Trustee as trustee of that Fund;

  (b)
  all proceeds of sale and other moneys received under or in respect of the Authorised Investments of that Fund;

  (c)
  all money received under or in respect of any Transaction Documents entered into by the Trustee in its capacity as trustee of that Fund; and

  (d)
  all other moneys received by the Trustee in respect of that Fund.

18.6    Withdrawals

  Subject to this Deed, the Trustee may withdraw funds from a Trust Account and apply them in:

  (a)
  settling or purchasing Authorised Investments in accordance with this Deed and making payments required in connection with the holding of Authorised Investments;

  (b)
  making payments to the Bondholders or the Beneficiaries of that Fund;

  (c)
  paying amounts payable by the Trustee under any Transaction Documents entered into by the Trustee in its capacity as trustee of that Fund; and

  (d)
  paying Expenses of that Fund.

18.7    Central Clearing Account

  The Trustee, as trustee of a number of Funds, may maintain an account with a Bank as a clearing account for the receipt of money comprising Assets of those Funds generally, provided that as soon as practicable after the receipt of money to the clearing account and the identification of the Fund to which the money relates, the Trustee must ensure that the Bank credits that money to the Trust Account for that Fund. The Trustee may mix or co-mingle the Assets of one Fund with the Assets of another Fund in accordance with this clause.

19.    Auditors

19.1    Appointment of Auditor

  The Trustee must appoint an auditor of each Fund within one month of the creation of that Fund pursuant to this Deed. The auditor must be a firm of chartered accountants some of whose members are Registered Company Auditors.

19.2    Removal and Retirement of Auditor

  (a)
  The Trustee may from time to time remove an Auditor.

  (b)
  An Auditor may retire at any time upon giving one months' written notice (or such shorter period as the Trustee may agree) to the Trustee of its intention to so retire.

19.3    Appointment of Replacement Auditor

  Any vacancy in the office of an Auditor occurring under clause 19.2 must be filled by the Trustee appointing as auditor a firm of chartered accountants some of whose members are Registered Company Auditors.

19.4    Auditor may have other Offices

  An Auditor may also be the auditor of the Trustee, the Trust Manager, a Related Body Corporate of the Trustee or the Trust Manager or of any other Fund but a member of the firm appointed as an Auditor may not be an officer, a partner of an officer or an employee of the Trustee, the Trust Manager or a Related Body Corporate of the Trustee or the Trust Manager.

20.    Records and Financial Statements

  (a)
  The Trust Manager must keep accounting and other records which correctly record and explain the Assets and financial position of each Fund, and all transactions entered into by the Trustee as trustee of each Fund, in a manner which will enable the preparation from time to time of true and fair Financial Statements of each Fund and the auditing of those Financial Statements.

  (b)
  The Trust Manager must make all accounting records available to the Trustee and the Bond Trustee of the relevant Fund for inspection at all reasonable times without charge.

  (c)
  All Financial Statements must be prepared in accordance with Approved Accounting Standards.

  (d)
  The Trust Manager must deliver to the Trustee, the Security Trustee and the Bond Trustee of each Fund not later than three months after the end of each Financial Year of that Fund, the Financial Statements of that Fund for that Financial Year, duly audited by the Auditor.

  (e)
  The Trust Manager must ensure that the Financial Statements of each Fund are audited by the Auditor as at the end of each Financial Year.

  (f)
  The Trust Manager must ensure that all necessary tax returns for each Fund are prepared and lodged within any applicable time limits.

21.    Payments from funds and termination

21.1    Order of Payment of Income of Funds

  Subject to the terms of any Transaction Document relating to a Fund (which prevail over this clause 21.1 in the event of any inconsistency) all income of a Fund must be applied in the following order.

  (a)
  first, in payment of, or in allowance for, all Taxes in respect of the Fund;

  (b)
  secondly, in payment of, or allowance for any Expenses (other than Manager's Fees) due or which may become due in respect of that Fund;

  (c)
  thirdly, in payment to the Bondholders (if any) in respect of the Fund of their respective Interest Entitlements on each Interest Payment Date;

  (d)
  fourthly, in payment of the Manager's Fee; and

  (e)
  fifthly, subject to clause 21.4, in payment to the Beneficiaries of that Fund, in accordance with their respective entitlements to the income of that Fund.

21.2    Order of Payment of Capital of Funds

  Subject to the terms of any Transaction Document relating to a Fund, (which prevail over this clause 21.2 in the event of any inconsistency) the capital of a Fund must be applied in the following order:

  (a)
  first, in payment of, or in allowance for, all Taxes in respect of the Fund to the extent that the same has not been satisfied from the income of the Fund;

  (b)
  secondly, in payment of, or in allowance for any Expenses (other than Manager's Fees) due or which may become due, to the extent that the same cannot be satisfied from the income of the Fund;

  (c)
  thirdly, in payment to the Bondholders (if any) of the Fund of the Amortisation Amounts payable to them on each Amortisation Date;

  (d)
  fourthly, in payment of the Manager's Fee; and

  (e)
  fifthly, subject to clause 21.4, on the termination of the Fund, in payment of the balance to the Beneficiaries of that Fund, in accordance with their respective entitlements to the capital of that Fund.

21.3    Distribution of Income

  Subject to clause 21.4 and the terms of any Transaction Document relating to a Fund, the Trustee must, if directed to do so by the Trust Manager, make distributions of income of a Fund to the Beneficiaries of that Fund on the Income Distribution Dates (if any) for that Fund, in accordance with their respective entitlements to the income of that Fund.

21.4    Subordination of Beneficiaries' Entitlements

  Subject to the terms of any Transaction Document between the Trustee (as trustee of a Fund), the Trust Manager and each Beneficiary of that Fund, no income of that Fund for a Financial Year may be paid to the Beneficiaries of that Fund in accordance with their respective entitlements under clause 21.3 unless:

  (a)
  all Expenses of or relating to that Fund and all amounts payable to Bondholders of that Fund have been paid;

  (b)
  all other amounts which are, under the terms of any relevant Transaction Document, required to be paid in priority to amounts payable to the Beneficiaries in respect of such income have been paid; and

  (c)
  sufficient provision has been made for the amounts referred to in paragraphs (b) and (c) in respect of that Financial Year.

21.5    Income of the Fund

  For each Financial Year in respect of a Fund the Trust Manager will ascertain the following on behalf of the Trustee:

  (a)
  the net income of that Fund in accordance with section 95(1) of the Taxation Act (the Tax Income); and

  (b)
  the net income of that Fund in accordance with conventional accounting principles applicable to the administration of trusts (the Accounting Income).

21.6    Income Entitlement

  Notwithstanding anything to the contrary contained in this Deed:

  (a)
  (Present entitlement) the Beneficiaries of each Fund shall, as at the end of each Financial Year for that Fund, have an absolute vested interest in, and be presently entitled to, the income of that Fund for that Financial Year in accordance with their respective entitlements; and

  (b)
  (Application of Income) unless the Trustee otherwise determines, having regard to any relevant taxation or other implications for the Trustee (disregarding for these purposes any possible operation of clause 21.7) for any Financial Year for that Fund, for the purposes of paying, applying, distributing, setting aside or allocating any income in respect of that Financial Year for the benefit of the Beneficiaries in accordance with the terms of this Deed, the income that is to be so paid, applied, distributed, set aside or allocated shall be whichever is the greater of the Tax Income or the Accounting Income for that Financial Year.

21.7    Distribution of excess Tax Income

  For the avoidance of doubt, in the event that the Tax Income of a Fund exceeds the Accounting Income of that Fund in any Financial Year then, notwithstanding anything to the contrary in this Deed, the Trust Manager must direct the Trustee to, and the Trustee shall, so far as possible, ensure that such excess is allocated to the Beneficiaries of that Fund in accordance with their respective entitlements (as confirmed by the Trust Manager to the Trustee), and shall take such action as is reasonably necessary to give effect to this clause.

21.8    Payments to Beneficiaries

  (a)
  (Distributable Income due as at close of Financial Year) The income of a Fund for a Financial Year (to the extent not previously distributed) shall, subject to clause 21.10, constitute a debt due as at the end of that Financial Year by the Trustee as trustee of the Fund to each Beneficiary of that Fund who is entitled to the income under clause 21.6(a) and shall, subject to clause 21.10, be payable under paragraph (b).

  (b)
  (Payment) Subject to clause 21.10, the Trustee may, on the instructions of the Trust Manager, make interim distributions of the income of a Fund to the relevant Beneficiaries in accordance with their respective entitlements and shall as soon as practicable after the end of a Financial

    Year pay the income of that Fund (to the extent not previously distributed) to the Beneficiaries of that Fund in accordance with their respective entitlements.

21.9    Application of Fund Income

  (a)
  If by the last of any Financial Year for a Fund (the Last Day) the Trustee has not effectively dealt with the whole of the income of that Fund for that Financial Year by paying, applying or distributing it, or by setting it aside, then the income not so paid, applied, distributed or set aside shall be deemed to have been irrevocably applied and set aside on the Last Day by the Trustee on behalf of, and shall be held by the Trustee on and from the Last Day upon trust absolutely for, the Beneficiaries of that Fund in accordance with their respective entitlements to income (including, for these purposes, the allocation of excess Tax Income (if any) pursuant to clause 21.7).

  (b)
  If the Trustee fails to effectively allocate any excess to a Beneficiary in accordance with clause 21.7, then such excess shall vest or be deemed to be vested in that Beneficiary.

  (c)
  For the purposes of this clause 21.9, references to income of that Fund for any Financial Year shall be to the greater of the Tax Income or the Accounting Income for that Fund for that Financial Year.

21.10    Application of Beneficiaries' Entitlements

  (a)
  To the extent that there is an amount payable referred to in clause 21.4 which is to be paid in priority to the amounts payable to a Beneficiary of a Fund, that Beneficiary directs the Trustee to meet that amount as an application of that Beneficiary's entitlement to the income of that Fund.

  (b)
  Notwithstanding paragraph (a) of this clause, once an amount is paid out of a Fund to a Beneficiary during a Financial Year, that amount may not be recovered from that Beneficiary for any reason or by any person except to the extent that the amount was paid in error.

21.11    Trust Manager to ensure compliance by Trustee

  Without limiting its other obligations under this Deed, the Trust Manager, in exercising its powers and carrying out its duties in accordance with this Deed, must, to the extent possible, ensure that the Trustee complies with its obligations under this clause 21.

21.12    Distribution on Vesting Date

  The Trustee must as soon as practicable following the Vesting Date for a Fund:

  (a)
  sell or convert into cash:

  (i)
  all of the Assets of the Fund; or

  (ii)
  if the Vesting Date occurs following the giving by a Warehouse Beneficiary of a notice under clause 9.2 requiring transfer in specie, and subject to the terms of any relevant Warehouse Funding Agreement, so much of the assets of the relevant Warehouse Fund as are necessary to enable it to discharge in full, or make full provision for:

  (A)
  all Taxes which are or may become payable in respect of that Warehouse Fund;

  (B)
  all Expenses incurred but not previously paid of that Warehouse Fund;

  (C)
  all other amounts which are or may become payable by it to Creditors of that Fund; and

      (D)
      all amounts in respect of which it is entitled to be reimbursed or indemnified under this Deed;

  (b)
  apply the proceeds of sale or conversion in the manner and order set out in clauses 21.1 and 21.2; and

  (c)
  transfer the balance of that Fund to the Beneficiaries of that Fund, in accordance with their respective entitlements, either in cash or, if the Vesting Date occurs following the giving of notice by a Warehouse Beneficiary under clause 9.2 and that notice requires the transfer in specie, in specie.

22.    The register

  Intentionally blank.

23.    Meetings of Bondholders

  The convening, holding of, and conduct of meetings of Bondholders, and the exercise of voting rights and the passing of resolutions at those meetings are governed by the provisions of the relevant Bond Trust Deed (if any).

24.    Payments generally

24.1    Payments to Beneficiaries

  Any moneys payable by the Trustee to a Beneficiary under this Deed may be paid by:

  (a)
  a "not negotiable" cheque in favour of the Beneficiary despatched by post to the address of the Beneficiary for the purposes of clause 26.1; or

  (b)
  at the option of the Beneficiary by direct transfer to a designated bank account in Australia of the Beneficiary.

24.2    Payments to Bondholders

  Any moneys payable by the Trustee to a Bondholder under this Deed shall be made in accordance with the Bond Terms, the relevant Bond Trust Deed (if any), the relevant Security Trust Deed (if any) and the relevant Paying Agency Agreement.

24.3    Payments Good Discharge

  Every payment made in accordance with clause 24.1 or 24.2 shall be in full satisfaction of the moneys payable and shall be a good discharge to the Trustee and to the Trust Manager. Neither the Trustee nor the Trust Manager is responsible for any moneys which are not credited to the bank account of a Beneficiary if the Bank at which the Trust Account from which the payment is made is held has been instructed to effect the direct transfer referred to in clause 24.1(b).

24.4    Valid Receipts

  The receipt of the Trustee for any moneys shall discharge the person paying the same from all liability to make any further enquiry in relation thereto. Every such receipt shall as to the moneys paid or expressed to be received in such receipt, effectually discharge the person paying such moneys from such liability or enquiry and from being concerned to see to the application or being answerable or accountable for any loss or misapplication of such moneys.

25.    Trustee's and Trust Manager's powers, liability and indemnity generally

25.1    Powers Additional

  The following provisions of this clause 25 are in addition to any rights or powers conferred on the Trustee or the Trust Manager at law or in equity. Each of them is to be construed separately and except where expressly stated, none of them limits the others.

25.2    Reliance on Certificates

  Subject to clause 25.4, neither the Trustee nor the Trust Manager shall incur any liability in respect of any action taken or thing suffered by it in reliance upon any document (including, for example, any notice, resolution, direction, consent, certificate, receipt or statement) given to or served on it for the purposes of or pursuant to this Deed which it reasonably believes to be genuine, and to be signed by persons authorised to do so and having power to bind the person on whose behalf the document is or purports to be given.

  In preparing any such document each of the Trustee and the Trust Manager is entitled to assume that each person under any Authorised Investment, other Transaction Document or any other deed, agreement or arrangement has performed or will perform their obligations thereunder in full by the due date and otherwise in accordance with the terms thereof, unless the Trustee or the Trust Manager has notice to the contrary.

25.3    No Liability

  If either the Trustee or the Trust Manager incurs any liability to any person as a consequence of having relied, in accordance with clause 25.2, upon a document which was forged or does not bind the person on whose behalf it was purportedly given, the Trustee or the Trust Manager (as the case may be) is entitled to reimbursement for the amount of such loss from the relevant Fund.

25.4    Notices from Trustee and Trust Manager

  Whenever any document or communication is to be given by the Trust Manager or the Trustee to the other of them, the recipient may accept as sufficient a document which it reasonably believes to be signed on behalf of the giver by any two Authorised Signatories of the giver of the notice. The recipient of the notice is not responsible for any loss arising from any act, neglect, mistake or discrepancy of the giver of the notice or any officer, employee, agent or delegate of the giver of the notice in preparing any such document or in compiling, verifying or calculating any matter or information contained in any such document, whether or not an error in any such information, document, form or list is reproduced by the recipient in any step taken by it under this Deed.

25.5    Compliance with Laws

  The Trustee and the Trust Manager shall not incur any liability to anyone in respect of any failure to perform or to do any act or thing which the Trustee or the Trust Manager is prohibited from doing by any applicable law (or any ordinance, rule, regulation or by-law made pursuant thereto) or by any order or judgment of any competent court or other tribunal.

25.6    Reliance on Experts

  Each of the Trustee and the Trust Manager:

  (a)
  may act upon the opinion or advice of, or information obtained from the Trust Manager (in the case of the Trustee only), the Trustee (in the case of the Trust Manager only) the Master Servicer or any barristers, solicitors, bankers, accountants, brokers, valuers and other professional advisers (whether instructed by the Trustee, the Trust Manager or the Master Servicer) believed by it in good faith to be expert and properly informed in relation to the matters upon which they are consulted; and

  (b)
  is not liable for anything done or suffered by it in good faith in reliance upon such opinion, advice or information.

25.7    Powers, Authorities and Discretions

  Except as otherwise expressly provided in this Deed, neither the Trustee nor the Trust Manager is liable for any loss (whether consequential or otherwise), costs or damages resulting from the exercise of (or failure to exercise) its rights, powers or discretions or the performance of (or failure to perform) its obligations under this Deed, except where such losses, costs or damages are caused by the fraud, negligence or wilful default of the Trustee or the Trust Manager (as the case may be).

25.8    Legal and Other Proceedings

  (a)
  (Indemnity for legal costs) Subject to paragraph (b), the Trustee and the Trust Manager are entitled to be indemnified out of a Fund, and the Trustee may pay from the Fund all reasonable legal costs and disbursements and all other cost, disbursements, outgoings and expenses incurred by the Trustee or the Trust Manager in connection with:

  (i)
  properly enforcing or preparing for the enforcement of, or properly preserving its rights under; and

  (ii)
  the proper initiation, defence, carriage and settlement of any action, suit, proceeding or dispute in respect of,

    this Deed or any other Transaction Document or otherwise under or in respect of that Fund.

  (b)
  Nothing in paragraph (a) affects:

  (i)
  any obligation of the Trustee to restore the Assets of any Fund because of a failure by the Trustee to exercise in relation to the Fund the degree of care, diligence and prudence required of a trustee or because of some other neglect, default or breach of duty by the Trustee, having regard to the powers and duties conferred on the Trustee by this Deed; or

  (ii)
  any remedy which the Trustee, any Bondholder or any Beneficiary may have against the Trust Manager under any Transaction Document.

25.9    Liability of Trustee under Transaction Documents

  (a)
  The Trustee has no personal liability in relation to any of its obligations under or arising out of this Deed or any of the Transaction Documents entered into in its capacity as trustee of a Fund.

  (b)
  In relation to each such obligation, the liability of the Trustee is limited to and does not extend beyond the Assets of the relevant Fund as they stand at the time at which the obligation is met or satisfied.

  (c)
  The Trustee is not liable to meet or satisfy any such obligation from its own assets (except the Trustee's Indemnity) and each such obligation must be met or satisfied from the relevant Fund or the Trustee's Indemnity.

  (d)
  The preceding paragraphs apply notwithstanding the fact that the liabilities of the Trustee in its capacity as the trustee of a Fund may from time to time and at any time almost equal, equal or exceed the value of the Assets of that Fund at the relevant time.

  (e)
  The previous paragraphs of this clause 25.9 do not apply to the liability of the Trustee in relation to any obligation which in any Transaction Document the Trustee expressly assumes in its personal capacity.

  (f)
  It is acknowledged by the Trustee that the Assets of each Fund at any time will include the amount of any compensation found by a Final judgment (or admitted by the Trustee) to be payable by the Trustee to restore that Fund because of a failure by the Trustee to exercise in relation to the Fund the degree of care, diligence and prudence required of a trustee or because of some other neglect, default or breach of duty by the Trustee having regard to the powers and duties conferred on the Trustee by this Deed, in either case occurring before the time in question and causing loss to the Fund quantified before the time in question.

  (g)
  For the purposes of this clause 25.9, Final Judgment means a judgment of a court of law in Australia against which there can be no appeal or in relation to which the time to appeal has expired.

25.10    Trustee's Indemnity not be impaired

  (a)
  The Trustee is indemnified out of the Assets of each Fund against all liabilities, losses, costs and expenses incurred by the Trustee in performing any of its duties or exercising any of its powers in relation to that Fund pursuant to this Deed or the relevant Transaction Documents.

  (b)
  This indemnity given in paragraph (a) will not be voided and will apply to permit payment of any liability of the Trustee to Creditors of a Fund notwithstanding any failure by the Trustee to exercise the degree of care, diligence and prudence required of a trustee or neglect, default or breach of duty by the Trustee having regard to the powers, authorities and discretions conferred on the Trustee by this Deed, including where the failure or the negligence, default or breach of duty involved, on the part of the Trustee, dishonesty of any wilful act or omission known by the Trustee to be a breach of trust.

  (c)
  If the Trustee fails to exercise the degree of care, diligence and prudence required of a trustee or there occurs any other neglect, default or breach of duty by the Trustee having regard to the powers, authorities and discretions conferred on the Trustee by this Deed:

  (i)
  the Trustee may not receive, hold the proceeds or otherwise have the benefit of the indemnity given in paragraph (a) otherwise than on behalf of and on trust for the Creditors of the relevant Fund; and

  (ii)
  the Trustee may only be indemnified to the extent necessary to allow it to discharge its liabilities to those Creditors.

  (d)
  Nothing in this clause 25.10 is to be taken:

  (i)
  as imposing any restriction upon any right which any person may have to bring an action against the Trustee for loss or damage suffered by reason of the Trustee's failure to exercise the degree of care, diligence and prudence required of a trustee or any other neglect, default or breach of duty by the Trustee having regard to the powers, authorities and discretions conferred on the Trustee by this Deed; or

  (ii)
  as conferring upon the Trustee a right to be indemnified out of the Fund against any loss the Trustee (in its personal capacity) suffers in consequence of an action brought against it by reason of the Trustee's failure to exercise the degree of care, diligence and prudence required of a trustee or any other neglect, default or breach of duty by the Trustee having regard to the powers, authorities and discretions conferred on the Trustee by this Deed.

25.11    Trust Manager's Right of Indemnity

  The Trust Manager is entitled to be indemnified out of the relevant Fund in respect of any liability, cost or expense properly incurred by it in its capacity as manager of the relevant Fund or so incurred by any of its delegates, sub-delegates or agents.

25.12    Conflicts

  Without limiting clause 15.3, nothing in this Deed prevents the Trustee, the Trust Manager or any Related Body Corporate or Associate (as defined in Part 1.2, Division 2 of the Corporations Act) of either of them (all being included in this clause in references to the Trustee and the Trust Manager) from:

  (a)
  subscribing for, buying or selling Bonds;

  (b)
  in the ordinary course of its business contracting or acting in any capacity as representative or agent or otherwise or entering into any financial, banking, development, insurance, agency, broking or other transaction with the Trustee as trustee of any Fund or any other trust, or in its personal capacity;

  (c)
  providing any advice or services to the Trustee as trustee of any Fund; or

  (d)
  being interested in any such contract or transaction.

  The Trustee and the Trust Manager shall not be in any way liable to account to any Bondholder, any Beneficiary or any other person for any profits or benefits made or derived from or in connection with any such transaction.

25.13    Consumer Credit Code

  (a)
  The Trust Manager, the Master Servicer and the Trustee agree:

  (i)
  without limiting any other provision of this Deed and subject to paragraph (b) below, the Master Servicer shall indemnify the Trustee, free of any set-off or counterclaim, against all Penalty Payments which the Trustee is required to pay personally or in its capacity as trustee of a Fund and arising in connection with the performance of its duties or exercise of its powers under this Deed in relation to that Fund;

    (ii)
    the Master Servicer shall be nominated credit provider for the purposes of section 75 of the Consumer Credit Regulations (Western Australia) for the purposes of all Regulated Loans and Regulated Mortgages; and

    (iii)
    the Master Servicer must, subject to paragraph (b), pay to the Trustee on demand any amount which the Trustee may recover from the Master Servicer under section 75 of the Consumer Credit Regulations (Western Australia) by virtue of the Master Servicer being the nominated credit provider.

  (b)
  If the Trustee makes a Penalty Payment, the Trustee shall have no right to recover the amount of that Penalty Payment from the Master Servicer if that Penalty Payment was made as a result of:

  (i)
  the Trustee's failure to exercise the degree of care, diligence and prudence required of a trustee; or

  (ii)
  any other neglect, default or breach of duty by the Trustee,

    in either case, having regard to the powers, authorities and discretions conferred on the Trustee by this Deed.

  (c)
  For the avoidance of doubt, but subject to paragraph (d), clause 25.10 applies to a Penalty Payment.

  (d)
  If the Trustee has made, is obliged to make or intends to make a Penalty Payment, and is, or claims to be, entitled to recover the amount of that Penalty Payment from the Master Servicer under paragraph (a), the Trustee may not exercise the right of indemnity conferred by clause 25.10 in respect of that Penalty Payment unless:

  (i)
  it has made demand on the Master Servicer for recovery of that Penalty Payment under paragraph (a); and

  (ii)
  the Master Servicer has failed to pay the amount of that Penalty Payment to the Trustee within 10 Business Days after that demand.

26.    Notices

26.1    Notices Generally

  Subject to clause 26.2, every Notice:

  (a)
  must be in writing in order to be valid;

  (b)
  must be deemed to have been duly served, given or made in relation to a party if it is:

  (i)
  delivered to the address of that party set out in paragraph (e) (or at such other address as may be notified in writing by that party to the other party from time to time); or

  (ii)
  posted by prepaid registered post to such address; or

  (iii)
  sent by fax to the fax number set out in sub-paragraph (e) (or to such other number as may be notified in writing by that party to the other party from time to time);

  (c)
  shall be sufficient if executed by the party giving, serving or making the same or on its behalf by any two Authorised Signatories of such party;

  (d)
  shall be deemed to be given, served or made:

  (i)
  (in the case of prepaid registered post) within 2 Business Days after posting;

    (ii)
    (in the case of fax) on receipt of a transmission report confirming successful transmission; and

    (iii)
    (in the case of delivery by hand) on delivery;

  (e)
  the addresses and facsimile numbers for service of Notices as referred to in sub-paragraph (b) of this clause are as follows:

    The Trustee
    35 Clarence Street
    Sydney NSW 2000
    By fax: (02) 8295 8675
    Attention: Senior Manager Securitisation

    The Trust Manager
    Level 6
    12 Castlereagh Street
    SYDNEY NSW 2000
    By fax: (02) 9225 0864
    Attention: Manager, Operations

    A Beneficiary

    The address or fax number specified in the relevant Fund Creation Notice or as otherwise notified by the Beneficiary to the Trust Manager from time to time.

26.2    Notices to Bondholders

  A Notice by the Trustee or the Trust Manager to Bondholders shall be deemed to be duly given or made if given or made in accordance with the Bond Terms and the Bond Trust Deed (if any).

26.3    Notices to Designated Rating Agencies

  The Trust Manager must provide a copy of each Notice to Bondholders in a Rated Fund to each Designated Rating Agency for that Fund as from time to time agreed in writing with that Rating Agency.

27.    Amendment

27.1    Amendment by Trustee

  Subject to clause 27.2, the Trustee and the Trust Manager may by way of supplemental deed vary or amend this Deed (including this clause) in respect of any one or more Funds so long as such variation or amendment is:

  (a)
  to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

  (b)
  in the opinion of the Trustee necessary to comply with the provisions of any statute or regulation or with the requirements of any Government Body;

  (c)
  in the opinion of the Trustee, is:

  (i)
  required by; or

  (ii)
  a consequence of; or

  (iii)
  consistent with; or

    (iv)
    appropriate, expedient or desirable for any reason as a consequence of,

    the introduction or imposition of, or any amendment or alteration to, any statute, regulation or requirement of any Governmental Body or any decision by any court (including, without limitation, the introduction or imposition of any Tax, any amendment to any regulation imposing a Tax, the issue of or amendment to any ruling by the Commissioner or Deputy Commissioner of Taxation or the issue of any government announcement or statement or the handing down of any decision by any court that has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Funds);

  (d)
  to apply only in respect of a Fund not yet constituted;

  (e)
  necessary to ensure that this Deed is not required to be registered with or approved by any Government Body in any Australian Jurisdiction;

  (f)
  in the reasonable opinion of the Trustee not prejudicial to the interests of the Bondholders or Beneficiaries in respect of any Fund previously constituted (in the case of a variation or amendment affecting that Fund); or

  (g)
  approved by an Extraordinary Resolution and by the Beneficiaries of any Fund to which the alteration, addition or modification applies.

27.2    Certain Provisions Not to be Varied

  The Trustee may not vary or amend clause 21, clause 27.1 or this clause 27.2 in so far as they relate to Funds previously constituted (except pursuant to paragraphs (a), (b) or (c) of clause 27.1), without the unanimous consent of all Bondholders and all Beneficiaries of that Fund.

27.3    Copy of Amendments to Bondholders

  The Trust Manager must upon request by a Bondholder, provide the Bondholder with a copy of the supplemental deed effecting any variation or amendment to this Deed.

27.4    Copy of Amendments in Advance to Designated Rating Agencies

  The Trust Manager must provide a copy of a proposed variation or amendment to this Deed insofar as it applies to a Rated Fund to each Designated Rating Agency for the Rated Fund at least 5 Business Days (or such other period as may from time to time be agreed by the Trust Manager with the Designated Rating Agency) prior to the same taking effect.

28.    Miscellaneous

28.1    Data Base Confidential

  Each of the Trustee, the Trust Manager and the Master Servicer must keep the Data Base confidential in so far as the same is held by it and shall not disclose the same to any other person (including any of its Related Bodies Corporate) except:

  (a)
  as permitted or required by any Transaction Document or necessary for any party to a Transaction Document (including the Trustee, the Trust Manager and the Master Servicer) to perform its respective duties and obligations thereunder;

  (b)
  as required for the enforcement or attempted enforcement of any Transaction Document;

  (c)
  to any professional adviser, delegate, agent or sub-agent of the Trustee, the Trust Manager or the Master Servicer under a power contained in a Transaction Document;

  (d)
  to the officers, employees and directors of the Trustee, the Trust Manager or the Master Servicer made in the performance by the Trustee, the Trust Manager or the Master Servicer respectively of its duties and obligations under the Transaction Documents or at law;

  (e)
  to the Auditor of any Fund or as required by the Auditor of any Fund;

  (f)
  as required by law or by any Government Body; or

  (g)
  in the case of a Rated Fund, to the Designated Rating Agency for that Fund.

28.2    Waivers, Remedies Cumulative

  Save as provided in this Trust, no failure to exercise and no delay in exercising on the part of the Trustee or the Trust Manager any right, power or privilege under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.

28.3    Governing Law

  This Deed shall be governed by and construed in accordance with the laws of the State of New South Wales.

28.4    Jurisdiction

  (a)
  Each of the Trustee, the Trust Manager, the Beneficiaries and the Bondholders irrevocably submits to and accepts, generally and unconditionally, the non-exclusive jurisdiction of the courts and appellate courts of the State of New South Wales with respect to any legal action or proceedings which may be brought at any time relating in any way to this Deed.

  (b)
  Each of the Trustee, the Trust Manager, the Beneficiaries and the Bondholders irrevocably waives any objection it may now or in the future have to the venue of any such action or proceedings and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

28.5    Severability of Provisions

  In the event that any provision of this Deed is prohibited or unenforceable in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Deed or affecting the validity or enforceability of such provision in any other jurisdiction.

28.6    Counterparts

  This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

28.7    Inspection of this Deed

  The Beneficiaries and the Bondholders may inspect a copy of this Deed at the office of the Trust Manager during normal business hours, but shall not be entitled to a copy thereof.

Schedule 1

Form of Fund Creation Notice

[Letterhead of Trust Manager]

Permanent Custodians Limited
35 Clarence Street
SYDNEY NSW 2000

Attention: Senior Manager Securitisation

Dear Sirs

ARMS II PROGRAM: FUND CREATION NOTICE—GLOBAL FUNDS

We refer to the Master Trust Deed (the Master Trust Deed) dated 7 March 1995 made between Permanent Custodians Limited as trustee and Australian Mortgage Securities Ltd as trust manager, as amended and restated on [                        ] 2003.

Words and expressions defined in the Master Trust Deed have the same meaning when used in this Fund Creation Notice, unless otherwise defined herein.

In accordance with clause 3.2 of the Master Trust Deed, we give you this Fund Creation Notice for the following Fund (the Fund):

(a)
the Fund is designated a Global Fund;

(b)
the Fund is to be a [Warehouse] [Issuing]* Fund;

(c)
the Initial Amount for the Fund is A$            ;

(d)
the Beneficiary/Beneficiaries of the Fund is/are [insert details];

(e)
the name of the Fund is [                        ];

(f)
the Income Distribution Dates for the Fund are as follows:

  [insert details]

(g)
the Fund is [not]* to be a Rated Fund;

(h)
the Designated Rating Agency for the Fund is [                        ]; and

(i)
the Designated Rating for the Fund is [insert details]*.

We enclose our cheque in your favour in settlement upon you of the Initial Amount.

Yours faithfully

Authorised Signatory Australian Securitisation Management Pty Limited

Schedule 2

Form of Issue Notice

[Letterhead of Trust Manager]

Permanent Custodians Limited
35 Clarence Street
SYDNEY NSW 2000

Attention: Senior Manager Securitisation

Dear Sirs

ARMS II PROGRAM : ISSUE NOTICE—GLOBAL FUNDS

We refer to the Master Trust Deed (the Master Trust Deed) dated 7 March 1995 made between Permanent Custodians Limited as trustee and Australian Mortgage Securities Ltd as trust manager as amended and restated on [                        ] 2003.

Words and expressions defined in the Master Trust Deed have the same meaning when used in this Issue Notice, unless otherwise defined herein.

1.
In accordance with clauses 5.1 and 6.1 of the Master Trust Deed, we require you, as Trustee of the [insert details of Issuing Fund] to issue the following Bonds:

(a)
the name or designation to be ascribed to the Bonds is [insert details];

(b)
the aggregate Face Value of the Bonds to be issued is A$/US$[                        ];

(c)
the denominations in which the Bonds are to be issued is A$/US$[                        ] per Bond;

(d)
the Issue Date is [insert details];

(e)
the following Transaction Documents are required to be entered into in connection with the issue of the Bonds:

    [insert details of Security Trust Deed, Bond Trust Deed, all Enhancements, all Currency Swaps and any other Transaction Documents to be entered into by the Trustee]

    [Copies of [drafts of] those Transaction Documents are enclosed.]

  (f)
  [the Bonds will comprise a single Series all being totally fungible] [the Bonds will comprise [insert number] Series having principal terms as follows:

  (g)
  [insert details as per (b)-(e) above for each Series]]; and

  (h)
  the Portfolio to be acquired with the Issue Proceeds is [not] comprised in the Assets of a Warehouse Fund, [, being the [                        ] Fund]. [The person for whose benefit the Issue Proceeds of the Bonds are to be held pursuant to clause 6.8(a) of the Master Trust Deed is [insert details]].

2.
We attach:

(a)
details of the Portfolio which are to be acquired by you, in your capacity as Trustee of the Issuing Fund, with the Issue Proceeds;

(b)
the Supplementary Bond Terms applicable to the Bonds; and]

(c)
a letter/certificate from the Designated Rating Agency addressed to you confirming that the Bonds [in each Series] will be rated not lower than the Designated Rating [for that Series];

    [and that Bonds previously issued by you as Trustee of the Issuing Fund will not be downgraded to a credit rating lower than the Designated Rating as a result of the issue of the Bonds specified in this Issue Notice].

3.
The Supplementary Bond Terms applicable to the Bonds are the terms and condition set out in [                        ].

4.
We certify that:

(a)
the terms of the Master Trust Deed with respect to the proposed Issue have been, and will on the Issue Date, continue to be complied with; and

(b)
assuming that all parties to all Transaction Documents entered into by you as Trustee of the relevant Issuing Fund, and all issuers of Authorised Investments from time to time comprised in the Assets of the Issuing Fund comply in full with their respective obligations under those Transaction Documents and Authorised Investments, and having regard to:

(i)
the terms of the Transaction Documents;

(ii)
the terms of the Mortgages comprised in the Portfolio;

(iii)
the anticipated Expenses of the Issuing Fund; and

(iv)
all other information available to us as at the date of this notice,

  you will, in your capacity as Trustee of the Issuing Fund, have available to you sufficient funds to enable you to comply with your obligations under those Transaction Documents.

Yours faithfully

Authorised Signatory Australian Securitisation Management Pty Limited

Schedule 3

Form of Portfolio Compliance Certificate

[Letterhead of Master Servicer]

Permanent Custodians Limited
35 Clarence Street
SYDNEY NSW 2000

Attention: Senior Manager Securitisation

Dear Sirs

ARMS II PROGRAM: PORTFOLIO COMPLIANCE CERTIFICATE—GLOBAL FUNDS

We refer to:

(a)
the Master Trust Deed (the Master Trust Deed) dated 7 March 1995 made between Permanent Custodians Limited as trustee and Australian Mortgage Securities Ltd as trust manager, as amended and restated on [                        ] 2003; and

(b)
the Issue Notice (the Issue Notice) given by the Trust Manager to you dated [                        ] requiring you to issue the Bonds referred to therein in your capacity as Trustee of the [insert details of Issuing Fund].

Words and expressions defined in the Master Trust Deed have the same meaning when used in this Portfolio Compliance Certificate, unless otherwise defined herein.

We certify, with respect to each Mortgage comprised in the Portfolio specified in the Issue Notice that:

1.
[on the date of its settlement, except as disclosed to you in writing and approved or waived by you on or prior to settlement, all of the representations and warranties made by us pursuant to clause 12.1 of the Master Origination and Servicing Agreement were true and correct by reference to the facts and circumstances then existing;]

2.
[we are not aware of any fact, event or circumstance which would lead us to believe that any of those representations and warranties, or any other warranties, statements, certificates or other information provided to us by the relevant Mortgagor, Approved Solicitor, Approved Valuer or any other person prior to settlement of that mortgage were incorrect, untrue or misleading in any material respect at the time they were made;]

3.
[we are not aware of any fact, event or circumstance which would cause any of those representations and warranties to be untrue or incorrect if repeated on the date of this Portfolio Compliance Certificate by reference to the facts and circumstances now existing;]

4.
[we are not aware of any circumstances relating to that Mortgage or the relevant Property which could reasonably be expected to diminish, as at the date of this Portfolio Compliance Certificate, the value or marketability of the Property from that stated in the relevant valuation;]

5.
[the Borrower in respect of each such Mortgage is not in arrears in the payment of any periodic payments secured by that Mortgage, except to the extent disclosed to and approved by the Designated Rating Agency for the purposes of the letter or certificate from the Designated Rating Agency attached to the Issue Notice;]

6.
[we are not aware of any circumstances relating to that Mortgage, the relevant Property, the relevant Mortgagor or any relevant Guarantor which could reasonably be expected to cause a prudent investor to:

(a)
regard the Mortgage as an unacceptable investment;

(b)
expect the Mortgagor to default under the Mortgage; or

(c)
diminish the value or marketability of the Property from that stated in the relevant Valuation; and]

7.
[we are not aware of the occurrence of any Event of Default in relation to that Mortgage which has not been remedied to our satisfaction or waived in accordance with the Master Origination and Servicing Agreement.]

The statements made by us above are based upon a review of the Database and the records maintained by us with respect to the Portfolio under and in accordance with the Master Trust Deed and the Master Origination and Servicing Agreement. We have made no specific enquiry or investigation as to any of the matters referred to in the statements made above.

Yours faithfully

Authorised Signatory Australian Mortgage Securities Ltd

Schedule 4

Intentionally blank

Schedule 5

Intentionally blank

Schedule 6

Intentionally blank

Schedule 7

Intentionally blank

Executed in Sydney as a deed.
Trustee
Signed Sealed and Delivered for Permanent Custodians Limited by its attorney under power of attorney in the presence of:
Witness Signature	Attorney Signature
Print Name	Print Name
AMS
Signed Sealed and Delivered for Australian Mortgage Securities Ltd by its attorney under power of attorney in the presence of:
Witness Signature	Attorney Signature
Print Name	Print Name
ASM
Signed Sealed and Delivered for Australian Securitisation Management Pty Limited by its attorney under power of attorney in the presence of:
Witness Signature	Attorney Signature
Print Name	Print Name